SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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SHOE CARNIVAL, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 7, 2012

Dear Shareholder:

On behalf of the Board and management, we wish to extend an invitation to you to attend our 2012 annual meeting of shareholders to be held on Thursday, June 14, 2012 at the corporate headquarters for Shoe Carnival, Inc. located at 7500 East Columbia Street, Evansville, Indiana.  The meeting will begin promptly at 9:00 a.m. C.D.T.

In addition to the matters described in the Notice of Annual Meeting of Common Shareholders and Proxy Statement, I will be providing a report on the financial position of the Company and opening the floor for questions from shareholders.

The members of the Board and management look forward to your attendance.  However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.  Please be sure you are represented at the meeting by signing, dating and mailing your proxy card promptly.  A postage-paid return envelope is enclosed for your convenience.

Thank you for your ongoing support of and continued interest in Shoe Carnival.

Sincerely,

Mark L. Lemond
President and Chief Executive Officer

SHOE CARNIVAL, INC.

NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
TO BE HELD ON JUNE 14, 2012

The annual meeting of common shareholders of Shoe Carnival, Inc. (the “Company”) will be held at the Company's corporate headquarters located at 7500 East Columbia Street, Evansville, Indiana, on Thursday, June 14, 2012, at 9:00 a.m., C.D.T., for the following purposes:

(1)    To elect two directors to serve until the 2015 annual meeting of shareholders and until their successors are elected and have qualified, as set forth in the accompanying proxy statement;

(2)    To approve, in an advisory (non-binding) vote, the compensation paid to the Company's named executive officers;

(3)    To approve a proposed amendment to the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan;

(4)    To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2012; and

(5)    To transact such other business as may properly come before the meeting.

All common shareholders of record at the close of business on April 13, 2012 will be eligible to vote.

It is important that your stock be represented at this meeting.  Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-paid envelope.  If you attend the meeting, your proxy will be canceled at your request.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Common Shareholders to be Held on June 14, 2012

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to the annual meeting described above. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

The notice of annual meeting of common shareholders, proxy statement, form of proxy card and annual report to shareholders are available at http://proxy.shoecarnival.com/Investors/ProxyInformation.aspx.

David A. Kapp, Secretary

SHOE CARNIVAL, INC.
7500 East Columbia Street
Evansville, Indiana 47715

PROXY STATEMENT
Annual Meeting of Common Shareholders

June 14, 2012

Why am I receiving these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Shoe Carnival, Inc. (the “Company,” “we”, “us” or “our”) for proxies to be voted at our annual meeting of common shareholders.  We are holding this annual meeting at 9:00 a.m., C.D.T., on Thursday, June 14, 2012, at our corporate headquarters located at 7500 East Columbia Street, Evansville, Indiana.  The approximate date on which these proxy materials are first being sent to shareholders is on or about May 7, 2012.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), in addition to mailing a full set of the proxy materials to our shareholders, we are also providing access to our proxy materials on a publicly accessible website.  Our notice of annual meeting of common shareholders, proxy statement, form of proxy card and annual report to shareholders are available at http://proxy.shoecarnival.com/Investors/ProxyInformation.aspx.

What proposals will be voted on at the annual meeting?

There are four proposals scheduled to be voted on at the annual meeting:

•	To elect two directors to serve until the 2015 annual meeting of shareholders and until their successors are elected and have qualified;

•
To approve, in an advisory (non-binding) vote, the compensation paid to our Executives (as defined below under “Executive and Director Compensation – Compensation Discussion and Analysis”), as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narratives in this proxy statement;

•	To approve the proposed amendment to the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan (the “2000 Stock Plan”); and

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

In addition, any other business that may properly come before the annual meeting will be considered and voted on.  The Board currently knows of no additional business that is to be brought before the meeting.  However, if other matters properly come before the meeting, the persons indicated on the enclosed proxy will vote that proxy based on their judgment on such matters.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote your shares:

•	FOR the election of Mr. Kent A. Kleeberger and Mr. Joseph W. Wood as directors (Proposal 1);

•
FOR the approval, on an advisory basis, of the compensation paid to our Executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narratives in this proxy statement (Proposal 2);

•	FOR the approval of the proposed amendment to the 2000 Stock Plan (Proposal 3); and

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012 (Proposal 4).

Who may vote?

You may vote at the annual meeting or by proxy if you were a shareholder of record at the close of business on April 13, 2012, the record date for the meeting.  As of April 13, 2012, there were 13,603,056 shares of our common stock outstanding and entitled to vote at the meeting.  On all matters, including the election of the directors, each common shareholder will have one vote for each share held.

What constitutes a quorum for the annual meeting?

In order to constitute a quorum, a majority of the votes entitled to be cast at the annual meeting must be present either in person or by proxy.  Abstentions and broker non-votes will be considered as present for the purpose of determining a quorum.

It is possible that a proxy would indicate that not all shares represented by it are being voted for specific proposals.  For example, a broker cannot vote shares held in street name on certain proposals when the owner of those shares has not provided instructions on how he or she would like them to be voted, which are called “broker non-votes.”  The election of directors, the proposal relating to executive compensation and the approval of the amendment to the 2000 Stock Plan fall into this category.  Accordingly, if you hold your shares in street name and wish your shares to be voted on Proposals 1, 2 or 3, you must give your broker voting instructions.

What vote is required for each of the proposals to be approved?

For Proposal 1, the directors receiving a plurality of the votes cast “FOR” will be elected.  Neither abstentions nor broker non-votes will affect the outcome of this proposal.

Proposals 2 and 4 will be approved if more shares are voted “FOR” each proposal than “AGAINST.”  Neither abstentions nor broker non-votes will affect the outcome of these proposals.

Proposal 3 will be approved if the proposal receives the affirmative vote of a majority of the votes cast or, in other words, if more shares are voted “FOR” the proposal than the number of shares voted “AGAINST” or “ABSTAIN.”  Abstentions will have the same effect as a vote against this proposal, but broker non-votes will not affect the outcome of this proposal.

How do I vote my shares?

Voting of Shares Registered Directly in the Name of the Shareholder.  If you hold shares of our common stock in your own name as the holder of record, you may vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you.  Shares held directly in your name as the shareholder of record may also be voted in person at the annual meeting.  If you choose to vote in person at the meeting, please bring proof of identification.  Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Voting of Shares Registered in the Name of a Brokerage Firm or Bank.  If your shares of our common stock are held in “street name” through a brokerage account or by a bank or other nominee, you will receive instructions from your nominee, which you must follow in order to have your shares voted.  If you are a “street name” shareholder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your nominee giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

What if I return my proxy card but do not provide voting instructions?

Your shares will be voted in accordance with your instructions as specified on your proxy card.  If you sign and return your proxy card but do not give voting instructions, your shares will be voted “FOR” the election of the nominees listed under Proposal 1 and “FOR” Proposals 2, 3 and 4.  If any other matters properly come before the meeting, the persons indicated on the enclosed proxy will vote that proxy based on their judgment on such matters.

May I revoke my proxy?

If you have executed and submitted your proxy, you may still revoke it at any time as long as it has not been exercised.  Your proxy may be revoked by giving written notice of revocation to us, executing a subsequently dated proxy that is delivered to us, or attending the annual meeting and voting in person.

How are votes counted?

Votes cast by proxy or in person at the annual meeting will be counted and certified by representatives of our transfer agent, Computershare Trust Company, N.A.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a Form 8-K to be filed with the SEC within four business days of the annual meeting.

Who pays for the cost of proxy preparation and solicitation?

The cost of this solicitation of proxies will be borne by us.  Proxies may also be solicited personally or by telephone, facsimile transmission or other electronic means of communication by our employees acting without additional compensation.

How does the recent stock split affect the number of shares I will get to vote at the 2012 annual meeting and how does it impact the presentation of information in this proxy statement?

On March 23, 2012, our Board of Directors authorized a three-for-two stock split of the shares of our common stock, which was effected in the form of a stock dividend (the “Stock Split”).  The Stock Split entitled each shareholder of record at the close of business on April 13, 2012 to receive one additional share of common stock for every two shares of common stock owned as of that date, which was paid on April 27, 2012.

At the 2012 annual meeting, you are eligible to vote the number of shares that you owned as of the record date for the annual meeting, which was also April 13, 2012.  This amount was prior to the payment date of the Stock Split, but since all issued shares of our common stock are being split three-for-two, your proportionate share of ownership, and thus your voting power, is the same before and after the Stock Split.

In this proxy statement, unless otherwise indicated, information regarding our common stock is presented on a pre-Stock Split basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominee and Director Information

Our Board is divided into three classes, and generally, each director holds office for a three-year term expiring at the annual meeting of shareholders held in the year that is three years after his election and thereafter until his successor is elected and qualified.  On March 19, 2012, our Board approved an increase in the size of the Board from five directors to six directors.  Upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), on March 19, 2012, the Board appointed James A. Aschleman to serve as a director, with a term to expire at our 2013 annual meeting of shareholders and until his successor is elected and qualified.  Mr. Aschleman is rejoining our Board, having previously served as a director from 2001 until 2006.  Mr. Aschleman was appointed to serve on our Nominating Committee and our Audit Committee.

William E. Bindley is presently serving as one of our six directors in addition to serving on each of our Board committees.  Mr. Bindley's three-year term is set to expire on the date of the 2012 annual meeting.  On March 19, 2012, Mr. Bindley notified our Board of Directors of his decision not to stand for re-election.  Mr. Bindley's decision was not the result of any disagreement with our management, the Board or the Company.

At our 2012 annual meeting, our shareholders will be asked to elect two directors.  Kent A. Kleeberger and Joseph W. Wood have been nominated by the Board, upon the recommendation of the Nominating Committee, for election as directors for a term to expire at the 2015 annual meeting of shareholders and until their successors are elected and qualified.  Mr. Kleeberger has served as a director since 2003.  Mr. Wood is standing for election for his first term.  Mr. Wood, a long-time footwear executive, was initially recommended to our Nominating Committee by one of our employee directors and has been nominated in accordance with the nominating procedures discussed below.  No fees were paid to any third parties to identify or evaluate potential director nominees.

The Nominating Committee is responsible for approving and recommending to the Board the director nominees that collectively have the complementary experience, qualifications, skills and attributes to guide us and function effectively as a Board.  Each nominee for election as a director is selected based on his experience, judgment, integrity, ability to make independent inquiries, an understanding of our business environment and a willingness to devote adequate time to Board duties.  It is the Nominating Committee's general view to re-nominate an incumbent director who continues to satisfy the criteria for membership on the Board, continues to make important contributions to the Board and consents to continue his service on the Board.

Set forth below are the current nominees for director as well as our continuing directors and information regarding each person's service as a director, business experience, director positions held currently or at any time in the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to recommend the director nominee and to determine that the continuing directors should serve as members of our Board.  Unless otherwise indicated, the principal occupation of each director has been the same for the last five years. There is no family relationship between any of our directors or executive officers.

NOMINEES FOR DIRECTOR
Kent A. Kleeberger

Mr. Kleeberger has served as Executive Vice President, Chief Operating Officer of Chico's FAS Inc., a publicly traded specialty apparel retailer, since February 2011.

From November 2007 until January 2011, Mr. Kleeberger served as Executive Vice President, Chief Financial Officer and Treasurer of Chico's FAS Inc.  From July 2004 until October 2007, Mr. Kleeberger served as senior vice president and chief financial officer for Dollar Tree Stores, Inc., a publicly traded single price-point retailer.  From April 1998 until June 2004, he served in various positions with Tween Brands, Inc. (formerly Too, Inc.), a publicly traded apparel retailer, including as executive vice president, chief financial officer, treasurer and secretary.

Mr. Kleeberger's areas of relevant experience include tax, financial reporting, accounting and controls, insurance and risk management, economic indicators and issues, marketing/branding, and government regulation.

Term:  Director nominee for a three-year term to expire at the annual meeting of shareholders in 2015
Director since:  2003
Age: 60

Joseph W. Wood

Mr. Wood presently is a self-employed footwear industry consultant.  Since July 2010, he has participated in various consulting engagements in the footwear industry.

From January 2008 until July 2010, Mr. Wood served as Division President – Retail of Brown Shoe Company, Inc., a global wholesale and retail footwear company.  Prior to that, from January 2002 until December 2007, Mr. Wood served as President of Famous Footwear, a division of Brown Shoe Company, Inc.

Mr. Wood’s areas of relevant experience include strategic planning, competitive positioning, marketing/branding and an in-depth knowledge of the footwear industry.

Term:  Director nominee for a three-year term to expire at the annual meeting of shareholders in 2015
Age: 64

DIRECTORS CONTINUING IN OFFICE

Mark L. Lemond, President and Chief Executive Officer

Mr. Lemond has served as our President and Chief Executive Officer since September 1996 and has held various managerial and financial positions since joining the Company in 1987.

Mr. Lemond's areas of relevant experience include detailed knowledge and unique perspective and insights regarding the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of the Company and our brand within the retail industry.

Term:  Director with term expiring at the annual meeting of shareholders in 2013
Director since:  1988
Age: 57

 James A. Aschleman

Mr. Aschleman retired from the law firm Baker & Daniels LLP (now Faegre Baker Daniels LLP) in December 2011.  As a partner in the firm since 1976, Mr. Aschleman advised public and private companies on a wide range of issues, including corporate governance, executive compensation, mergers and acquisitions and compliance with SEC rules and regulations.  Additionally, Mr. Aschleman previously served on our Board from 2001 until 2006 and has extensive knowledge of our operations.

Mr. Aschleman’s areas of relevant experience include strategic planning, capital markets and corporate finance, corporate governance and legal and regulatory analysis.

Term:  Director with term expiring at the annual meeting of shareholders in 2013
Director since: March 2012
Age: 67

 J. Wayne Weaver, Chairman of the Board

Mr. Weaver presently serves as the managing member of LC Footwear, LLC, a footwear distributor.

From 1993 until January 2012 when the franchise was sold, Mr. Weaver served as Chairman and Chief Executive Officer of the Jacksonville Jaguars, LTD, a professional football franchise.  From 1978 until February 2, 1993, Mr. Weaver's principal occupation was as president and chief executive officer of Nine West Group, Inc., a designer, developer and marketer of women's footwear.  From November 2000 until April 2008, Mr. Weaver also served as a director on the Board of Stein Mart, Inc., a publicly traded chain of off-price retail stores.

Mr. Weaver's areas of relevant experience include strategic planning, marketing/branding, economic indicators and issues, and industry trends.

Term:  Director with term expiring at the annual meeting of shareholders in 2014
Director since:  1988
Age: 77

 Gerald W. Schoor

Mr. Schoor presently is a self-employed merchant banker.  Prior to January 1997, he was employed as president of Corporate Finance Associates, St. Louis, a financial intermediary, and as executive vice president of National Industrial Services, Inc., an industrial asset management company.

Mr. Schoor's areas of relevant experience include capital markets, banking and corporate finance, insurance and risk management, economic indicators and issues, and government regulation.

Term:  Director with term expiring at the annual meeting of shareholders in 2014
Director since:  1993
Age: 77

The Board recommends a vote FOR the director nominees listed above.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND COMMITTEES

The primary functions of our Board are:

•	To oversee management performance on behalf of our shareholders;

•	To ensure that the long-term interests of our shareholders are being served; and

•	To monitor adherence to and the effectiveness of our internal standards and policies.

Board Meetings

During fiscal 2011, the Board held four meetings with one of these meetings being held via teleconference.  Each director during fiscal 2011 attended at least 75% of the total Board meetings and the meetings of the respective committees on which he served.  Our directors are expected to attend the annual meeting of shareholders each year.  Each of our directors, who were directors at the time, attended our 2011 annual meeting of shareholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board should be free to choose its Chairman as it deems best for the Company at a particular point in time, based on the recommendation of the Nominating Committee. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if separate, whether the Chairman should be selected from the non-employee directors or be an employee.

The Board has determined at this time that the separation of the offices of Chairman of the Board and President/Chief Executive Officer enhances Board independence and oversight.  Moreover, the separation of these positions allows the President/Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our brand while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

A majority of our directors are “independent directors” as defined by the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), and the Board has determined that such independent directors have no relationship with us that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.  The independent directors are Messrs. Aschleman, Bindley, Kleeberger and Schoor.  If elected at the annual meeting, Mr. Wood will be an independent director and will not have any relationship with us that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  Mr. Schoor has been designated as the Lead Director, and presides at all executive sessions of the non-management directors.  Following an executive session, the Lead Director discusses any issues or requested actions to be taken with the President/Chief Executive Officer.

The Board evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.

Board Committees

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  Each of the committees operates pursuant to a written charter, which can be viewed on our website at www.shoecarnival.com under Investors–Corporate Governance.

Audit Committee

The Audit Committee is solely responsible for the selection and hiring of the independent registered public accounting firm to audit our books and records and pre-approves audit and permitted non-audit services undertaken by the independent registered public accounting firm.  It is also responsible for the review of our (i) financial reports and other financial information, (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics, (iii) auditing, accounting and financial reporting processes, and (iv) financial and enterprise risk exposures.  See “Board and Committee Role in Risk Oversight.”  The committee approves all related person transactions, including our relationships with LC Footwear, LLC and PL Footwear, Inc. described under “Transactions with Related Persons – Current Transactions” and meets with management and our independent registered public accounting firm as necessary.

The Audit Committee consists of our four non-employee directors: Messrs. Kleeberger (Chair), Aschleman, Bindley and Schoor.  Mr. Aschleman was appointed to serve on the Audit Committee on March 19, 2012, upon his appointment to the Board.  The Board and the Audit Committee believe the current member composition satisfies the listing standards of NASDAQ governing audit committee composition, including the requirement that the audit committee members all be “independent” directors, as that term for audit committee members is defined in the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also determined that Mr. Kleeberger qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.  The Audit Committee met seven times during fiscal 2011, with four of these meetings being conducted via teleconference.

Compensation Committee

The Compensation Committee is responsible for evaluating and approving our director and officer compensation plans, policies and programs.  The committee also administers our equity compensation and retirement plans and reviews the risks related to our compensation policies and programs.  For a detailed description of the roles of the Compensation Committee and management in setting compensation, see “Executive and Director Compensation – Compensation Discussion and Analysis.”

The Compensation Committee consists of three non-employee directors: Messrs. Bindley (Chair), Kleeberger and Schoor.  Each of the members is “independent”, as such term for compensation committee members is defined in the listing standards of NASDAQ, each is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  During fiscal 2011, none of the members were involved in a relationship requiring disclosure as an interlocking executive officer/director or as a former officer or employee.  In addition, none of the members were involved in a relationship requiring disclosure under Item 404(a) of Regulation S-K. The Compensation Committee held three meetings during fiscal 2011, with one of these meetings being conducted via teleconference.

Nominating and Corporate Governance Committee

The Nominating Committee exercises a leadership role in shaping our corporate governance and recommends to the Board corporate governance principles on a number of topics, including (i) Board organization, membership and function, (ii) committee structure and membership, and (iii) oversight of evaluation of the Board.  As the nominating body of the Board, the committee also interviews, evaluates, nominates and recommends individuals for membership on the Board and on the various committees of the Board.  Nominees will be evaluated based on their experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

Our Corporate Governance Guidelines provide that in identifying potential director nominees, our Nominating Committee is to take into account geographic, occupational, gender, race and age diversity.  Broadly defined, diversity means diversity of viewpoints, background, experience and other demographics.  The committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors.  The diversity of directors is one of the factors that the Nominating Committee considers, along with the other selection criteria described above.

The Nominating Committee also will consider director candidates recommended by shareholders.  A shareholder who wishes to recommend a director candidate for consideration should send such recommendation to our Secretary at 7500 East Columbia Street, Evansville, Indiana 47715, who will forward it to the Nominating Committee.  Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.  A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in our by-laws, a copy of which may be obtained from our Secretary.  A summary of such requirements is provided in this proxy statement under “Shareholder Proposals for 2013 Annual Meeting.”  The Nominating Committee’s process for identifying and evaluating nominees for director will be the same whether the nominee is from the Nominating Committee’s search for a candidate, or whether the nominee was recommended by a shareholder.

The Nominating Committee consists of our four non-employee directors: Messrs. Schoor (Chair), Aschleman, Bindley and Kleeberger.  Mr. Aschleman was appointed to serve on the Nominating Committee on March 19, 2012, upon his appointment to the Board.  Each member is “independent,” as such term for nominating committee members is defined in the listing standards of NASDAQ.  The Nominating Committee met three times during fiscal 2011, with one of these meetings being held via teleconference.

Board and Committee Role in Risk Oversight

While the Board has the ultimate oversight responsibility for the risk management process, various committees assist in fulfilling its oversight responsibilities in certain areas of risk.  In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls.  The Audit Committee discusses with management, internal audit, and the independent registered public accounting firm our major financial risk exposures, including risks related to fraud, liquidity and regulatory compliance, our policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures. The Board also periodically receives information about our risk management activities and the most significant risks we face.  This is principally accomplished through Audit Committee reports to the Board and summary briefings provided by management.  The Audit Committee members, as well as each other director, also have access to our Chief Financial Officer and any other members of our management for discussions between meetings as warranted.  For a description of the Compensation Committee’s role in overseeing compensation related risks, see “Executive and Director Compensation – Compensation-Related Risk Assessment” in this proxy statement.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer.  The Ethics Code is posted on our website at www.shoecarnival.com under Investors–Corporate Governance.  We intend to disclose any amendments to the Ethics Code by posting such amendments on our website.  In addition, any waivers of the Ethics Code for our directors or executive officers will be disclosed in a Current Report on Form 8-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from certain reporting persons, we believe that during fiscal 2011 all filing requirements applicable to our executive officers, directors and greater than 10% shareholders were timely satisfied.

PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION PAID TO OUR EXECUTIVES

As we did last year, we are asking you to approve the compensation paid to our Executives, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narratives in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Executives.   In accordance with the advisory vote conducted at our 2011 annual meeting of shareholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes on an annual basis.  The next advisory vote on the frequency of say-on-pay votes will be conducted no later than our 2017 annual meeting of shareholders.

Our compensation philosophy seeks to closely align the interests of Executives with the interests of our shareholders.  Our compensation programs are designed to reward our Executives for the achievement of short-term and long-term strategic and operational goals and the attainment of increased total shareholder return.  Additionally, it is important in the current retail climate that management emphasizes financial stability and liquidity while working to increase our market share through new store growth.

The Compensation Committee and our Board believe that our fiscal 2011 Executive compensation aligned with our philosophy and corporate performance and was effective in fulfilling the Compensation Committee’s compensation objectives.  An Executive Summary is provided at the beginning of the Compensation Discussion and Analysis section followed by a more detailed discussion of our Executive compensation programs, how they reflect our philosophy and are linked to Company performance and the impact of our 2011 say-on-pay vote on Executive compensation decisions.  We encourage our shareholders to read the Compensation Discussion and Analysis section, along with the compensation tables and narrative discussion contained in this proxy statement.

We are asking our shareholders to indicate their support for the compensation paid to our Executives as described in this proxy statement.  This vote is not intended to address any specific item of compensation but rather the overall compensation of our Executives and the philosophy, policies and practices described in this proxy statement. Accordingly, we recommend that our shareholders vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Executives, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

As an advisory vote, this proposal will not be binding upon us or our Board or Compensation Committee.  However, our Board and Compensation Committee value the opinion of our shareholders, and to the extent that there is any significant vote against the Executives’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that our shareholders vote FOR the approval, on an advisory basis, of the compensation paid to our Executives, as disclosed in this proxy statement.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We seek to closely align the interests of our Chief Executive Officer, Chief Financial Officer and three additional executive officers named in the Summary Compensation Table (our “Executives”) with the interests of our shareholders.  Our compensation programs are designed to reward our Executives for the achievement of short-term and long-term strategic and operational goals and the attainment of increased total shareholder return.  Additionally, it is important in the current retail climate that management emphasizes financial stability and liquidity while working to increase our market share through new store growth.

Our Executives’ total compensation is comprised of a mix of base salary, annual cash incentives and long-term equity based compensation in the form of service-based and performance-based restricted stock awards.  We believe our management team continues to be driven to a higher level of performance by our pay-for-performance compensation philosophy.

The following table highlights the year-over-year comparison of some of the key financial metrics that we use in evaluating our performance for the purpose of making compensation decisions.

Key Financial Metrics	Fiscal 2011	Fiscal 2010	Fiscal 2009
Net Sales	$762,534	$739,189	$682,422
Comparable Store Sales Increase	0.7%	8.2%	3.5%
Gross Profit Percentage	29.5%	30.0%	28.4%
Operating Income	$42,137	$42,385	$25,130
Net Income	$26,382	$26,821	$15,166
Earnings per share, diluted	$1.97	$2.05	$1.20

We experienced a significant decline in consumer demand in certain key product areas during fiscal 2011 as compared to the prior year, when strong fashion trends aided us in achieving record-breaking comparable store sales and earnings.  However, our management team, through their efforts to manage our inventories and control our costs, was able to achieve earnings of $1.97 per diluted share.  Fiscal 2011 earnings per diluted share represented the second highest earnings performance in the history of our Company, trailing only the record $2.05 per diluted share we reported in fiscal 2010.  These results, along with our financial results from fiscal 2010 and fiscal 2009, are more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2011.

We believe our fiscal 2011 Executive compensation aligned well with the objectives of our compensation philosophy and with our performance.  The following chart provides a historical perspective on our performance-based annual cash incentive component.

Based on achieving a defined amount of pre-bonus operating income in fiscal 2011, each Executive could earn a bonus payment pursuant to our 2006 Executive Incentive Compensation Plan.  In fiscal 2011, we exceeded our threshold for pre-bonus operating income by approximately 19%, which resulted in each Executive earning a bonus.

We utilize both performance-based and service-based restricted stock awards as our primary forms of equity-based incentive compensation.  Since fiscal 2005, the performance-based incentive awards granted to our Executives vest with the attainment of specified annual earnings per diluted share.  In fiscal 2010, we achieved $2.05 in earnings per diluted share, the highest in the Company’s history.  As a result of this achievement, a large percentage of the outstanding performance-based awards vested and were subsequently released on March 31, 2011.  Earnings per diluted share achieved in fiscal 2011 did not result in the vesting of any additional shares of restricted stock, as the remaining performance-based awards contain target earnings per diluted share in excess of our fiscal 2011 results.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our Executive compensation program.  This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning Executive compensation that appears in the tables and the narrative discussion that follows the tables.  Our goal is to provide shareholders with a better understanding of our compensation policies and programs and the material decisions made under those policies and programs that affect the compensation payable to our Executives.

Compensation Philosophy and Objectives of the Overall Compensation Program

Our compensation philosophy is to design programs to attract, retain and motivate the finest talent possible for all levels of the organization.  In addition, the programs are designed to maintain a performance and achievement-oriented environment, to be cost-competitive, to treat all employees fairly and to maximize the tax deductibility of employee compensation.  All programs have the following characteristics:

•
Compensation is based on the level of job responsibility, the individual's level of performance and the Company's overall performance.  As employees assume greater responsibility, a larger portion of their total compensation should be “at risk” incentive compensation (both annual and long-term), subject to corporate and individual performance metrics.

•
A combination of short-term compensation in the form of base salaries and annual cash incentives and long-term equity based compensation in the form of service-based and performance-based restricted stock awards and stock option grants are utilized to provide incentive to Executives to create shareholder value through the attainment of both short and long-term goals.

•
Compensation also takes into consideration the value of the job in the marketplace.  To retain our highly skilled work force, we strive to remain competitive with the pay of employers who compete with us for talent.

Our Compensation Committee (the “Committee”), along with management, recognizes that the challenges faced by an entrepreneurial and growth-orientated retail organization require that compensation programs remain flexible to meet the prevailing market conditions for key management roles.  Determination of appropriate compensation for our Executives is based on the Committee's in-depth knowledge of our operations and the competitive environment in which we operate, along with the accumulated business expertise of the members of the Committee.  This process is subjective because we do not believe that a purely formula-driven approach to compensation can adequately take into account all of the various aspects that will lead to our long-term success.

What the Compensation Program is Designed to Reward

The Committee emphasizes the relationship of compensation to performance.  In evaluating the Company's performance and the contribution of the Executives, the Committee generally considers increases in store growth, sales, operating income, net earnings and earnings per share as compared to both the financial plan for the year and prior year performance.  The Committee also evaluates free cash flow generated by the Company, management's success in managing merchandise inventories and the impact of prevailing economic conditions.  In the current retail climate, management's emphasis on financial stability and liquidity while working to increase our market share through new store growth is important.

Compensation Program Components, Why Each Component Is Chosen and How Each Component Relates To Our Compensation Philosophy and Objectives

The basic components of our Executive compensation program consist of base salary, annual cash incentives, long-term equity based incentives and other benefits, which include retirement plans, health and welfare benefits, limited perquisites and other fringe benefits.

Base Salary

The base salary component provides for fixed compensation and rewards the core competencies of each Executive relative to skill set, experience, tenure and individual performance.

Annual Cash Incentives

We utilize a performance-based cash incentive program, which is designed to reward the Executives for meeting annual financial goals that will lead to our long-term success.  Under our 2006 Executive Incentive Compensation Plan, as amended (the “Executive Incentive Compensation Plan”), performance targets may be based on one or more of the following business criteria:   annual return to shareholders, net sales, net income, net income before nonrecurring items, operating income, return on equity, return on assets, EPS, EBITDA, EBITDA before nonrecurring items, comparable store sales, average sales per square foot or average sales per square foot for new stores.  Each of the foregoing business criteria may also be calculated before bonus expense.

The Committee annually selects the business criteria that performance targets will be based on, determines the minimum threshold, target and maximum performance target levels and sets the percentage of salary each Executive can earn for achievement of the performance target levels.  The Committee utilizes financial projections prepared by management in setting the performance targets.  These projections incorporate various assumptions related to attainable comparative store sales increases, merchandise gross margin, new store openings and selling, general and administrative expense levels.  These projections attempt to incorporate the known risk factors inherent with the current economic retail climate and present both the challenges and opportunities facing the Company.  The parameters under which the program will be administered are established by the Committee, typically within the first 60 days of each fiscal year.

We may also award discretionary cash bonuses to Executives for their work on special projects, for promotions,  when the Committee seeks to align compensation levels more closely to market conditions or when the Committee otherwise determines.

Long-Term Equity Based Incentives

We consider equity compensation, in the form of restricted stock or stock options, to be an important element in the overall compensation of our Executives and other key employees.  Equity based incentive awards that typically vest over time, or upon the attainment of long-term goals, help to retain Executives and encourage them to manage through difficult periods and to improve our long-term performance.  This philosophy serves to more closely align the interests of our Executives with the interests of our shareholders.

We currently utilize both performance-based and service-based restricted stock awards as our primary forms of equity based incentive compensation.  The vesting of performance-based awards is tied to the attainment of defined earnings per diluted share and rewards each Executive for the creation of shareholder value.  Up to 100% of the number of shares of restricted stock may be forfeited if the performance goals are not achieved within a six-year window of time.  Restricted stock awards with only service-based vesting are utilized on a limited basis as appropriate when retention or recruitment is our primary and immediate objective.  These awards are issued pursuant to the terms and conditions of the 2000 Stock Plan.

Other Benefits

We provide the Executives with health and welfare programs, a 401(k) retirement plan and employee benefit plans, programs and arrangements generally available to all employees.  We also provide the Executives, along with all of our other officers, other executive benefit programs and perquisites in order to provide a competitive executive compensation program and to foster executive retention.

The additional levels of benefits available to the Executives include an executive life insurance program, an executive long-term disability program, additional medical benefits and a nonqualified deferred compensation plan. The life insurance and long-term disability programs provide the Executives with life and disability benefits greater than the benefits available under our standard broad-based life insurance and long-term disability programs.  The additional medical benefits serve to supplement our standard health benefits program and provide additional reimbursement of out-of-pocket expenses including co-payments and deductibles.  The nonqualified deferred compensation plan is offered to our Executives who, due to Internal Revenue Service limitations, cannot defer an adequate level of replacement income for their retirement planning.  Further details on the nonqualified deferred compensation plan can be found under “Nonqualified Deferred Compensation – Non-Equity Based Compensation – Narrative Discussion.”  In addition, we currently offer limited perquisites to each Executive.  Details of our perquisites are contained in footnote 5 to the Summary Compensation Table.

Impact of Say-on-Pay Vote on Executive Compensation Decisions

In June 2011, we held our first shareholder say-on-pay vote. Our shareholders approved the proposal, with approximately 69% of shareholder votes cast in favor of the 2011 say-on-pay vote.

At its meeting in March 2012, the Committee reviewed our compensation programs and the results of the 2011 say-on-pay vote. The Committee determined that our compensation programs are fundamentally sound, support the needs of our business, are aligned with the trends in the market, and are supported by our shareholders.  As a result, the Committee decided to retain our 2011 executive compensation philosophy, objectives, components, component mix, and performance metrics for 2012 compensation purposes.  The performance targets for our annual cash incentive component were updated to conform to our 2012 financial projections.  For 2012, base salaries, annual cash incentives and long-term equity based incentives were reviewed and adjusted to ensure appropriate competitive positioning.

In addition, when determining how often to hold future say-on-pay votes, the Board took into account the preference for an annual vote expressed by our shareholders at our 2011 annual meeting. Accordingly, the Board determined that we will hold say-on-pay votes on an annual basis until the next say-on-pay frequency vote, which will be held no later than our 2017 annual meeting.

Fiscal 2011 Compensation Decisions

Base Salary

The Committee reviews and approves salaries for the Chief Executive Officer and other Executives on an annual basis or at other times as necessary to accommodate the hiring of new employees, promotions or other considerations.  The Chief Executive Officer provides recommendations to the Committee for the other Executives. Recommended base salaries are reviewed and set based on a number of factors, including job responsibilities, individual industry experience, individual performance, the Company's overall performance and industry data for comparable positions.  No predetermined weight is given to any of the above factors.

Salary increases for the Executives have averaged approximately 3% annually for the past three years.  The fiscal 2011 base salary for each Executive was increased as follows:

	Base Salary
Name	Fiscal 2011	Fiscal 2010	Percentage Increase
Mark L. Lemond	$775,000	$725,000	6.9%
Timothy T. Baker	$435,000	$425,000	2.4%
W. Kerry Jackson	$445,000	$425,000	4.7%
Clifton E. Sifford	$460,000	$440,000	4.5%
Kathy A. Yearwood	$192,500	$175,000	10.0%

These salary increases were made to keep each of their salaries competitive and, in the case of Ms. Yearwood, to reflect her increased responsibilities.

Annual Cash Incentives

A portion of the annual cash compensation the Executives could earn for fiscal 2011 consisted of a performance-based bonus payment pursuant to the Executive Incentive Compensation Plan.  The Committee could also award discretionary cash bonuses to the Executives for their work on special projects, for promotions or as the Committee otherwise determined.  For fiscal 2011, the Committee selected our operating income before officer bonus expense (“Operating Income”) as the business criteria for all officers included in the plan.  The Committee established the minimum threshold, target and maximum performance target levels as well as the applicable percentage of annual salary that officers could earn for attainment of each performance target level.  The targets attempted to incorporate the known risk factors inherent with the current retail economic climate and present challenges and opportunities facing the Company.  The percentage of annual salary officers could earn for the attainment of each performance target level were increased from fiscal 2010 levels to remain competitive.  The following table reflects the percentage of salary each Executive could earn based upon the attainment of the various target levels of Operating Income.

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Mark L. Lemond	0%	80%	125%
Timothy T. Baker	0%	60%	100%
W. Kerry Jackson	0%	60%	100%
Clifton E. Sifford	0%	60%	100%
Kathy A. Yearwood	0%	40%	60%

The minimum threshold for fiscal 2011 was selected as 80% of the Operating Income achieved in fiscal 2010, or $36.2 million.  In setting the minimum threshold, the Committee considered, among other facts, the record financial results achieved by the Company in fiscal 2010 and the continued uncertainty of the U.S. and global economies.  If the minimum threshold was met, the Executives would earn an escalating bonus, as a percentage of their base salary, as the fiscal 2011 Operating Income exceeded the threshold amount.  Upon the attainment of the target Operating Income for fiscal 2011, or $50.4 million, an 11% increase over Operating Income recorded in fiscal 2010, each Executive would earn their target bonus.  With the attainment of 120% of the target Operating Income, or $60.5 million, a 33% increase over Operating Income recorded in fiscal 2010, each Executive would earn his or her maximum allowable bonus under the Executive Incentive Compensation Plan.

Our fiscal 2011 Operating Income was $43.0 million, or 18.8% in excess of our minimum threshold.  As a result, under the plan, each Executive earned the following bonus:

Name	Bonus Earned	Percentage of Base Salary
Mark L. Lemond	$278,974	36.0%
Timothy T. Baker	$104,390	24.0%
W. Kerry Jackson	$106,790	24.0%
Clifton E. Sifford	$110,390	24.0%
Kathy A. Yearwood	$26,946	14.0%

On March 19, 2012, the Committee reviewed our financial results and approved the payments as earned under this program.  The Committee also awarded a discretionary bonus of approximately $13,000 to Ms. Yearwood in recognition of her work on special projects during fiscal 2011.

Long-Term Equity Based Incentives

Incentive awards are granted pursuant to the 2000 Stock Plan at the discretion of the Committee.  The Committee relies in large part on the recommendation of our Chairman and our Chief Executive Officer in determining the number of incentive awards to be granted to Executives.  With the exception of new employees and promotions, incentive awards are typically granted on an annual basis at the Committee’s regularly scheduled meeting in March of each year.  This meeting is scheduled in advance and occurs before the release of our fourth quarter and annual earnings.

Based on the recommendation of our Chairman and our Chief Executive Officer, in March 2011, the Committee granted an aggregate of 66,000 shares of performance-based restricted stock to the Executives as follows:

Name	Shares Awarded
Mark L. Lemond	20,000
Timothy T. Baker	12,000
W. Kerry Jackson	14,000
Clifton E. Sifford	15,000
Kathy A. Yearwood	5,000

An additional 69,000 shares were granted to other members of management.  One-third of these restricted shares vest upon the attainment of annual earnings per diluted share of $2.25, a 10% increase over fiscal 2010 earnings per diluted share; one-third vest upon the attainment of annual earnings per diluted share of $2.48, a 10% increase over the prior tier; and one-third vest upon the attainment of annual earnings per diluted share of $2.73, a 10% increase over the prior tier.  The shares were granted such that multiple tranches may vest in a given year.  Any restricted shares that remain unvested after six fiscal years will be forfeited.

Our Chairman and our Chief Executive Officer based their recommendation for the fiscal 2011 restricted stock awards on a total of approximately 1% of our then outstanding shares, with consideration given to the dilutive effect of the proposed grant.  Recommendation of the allocation of shares amongst members of management was made based on the individual’s potential for making significant contributions in the future and the relative importance of the individual’s position to others in our organization.  No other forms of equity-based compensation were awarded to the Executives during fiscal 2011.

Other Benefits

The other executive benefit programs and perquisites described above under “Compensation Program Components, Why Each Component Is Chosen and How Each Component Relates to Our Compensation Philosophy and Objectives - Other Benefits” were not changed from fiscal 2010.

Fiscal 2012 Executive Compensation Decisions

The Committee met on March 19, 2012 and completed its review and approval of the fiscal 2012 corporate goals and objectives relevant to Executive compensation, evaluated each Executive’s individual performance as well as their collective performance in light of the prior year internal goals and objectives and set Executive compensation levels for fiscal 2012 based on this evaluation.  This process was consistent with that performed in fiscal 2011.

The Committee established the following with respect to Executive compensation for fiscal 2012:

1.	The base salary for each Executive was set as follows:

Name	Base Salary	Percentage Increase
Mark L. Lemond	$810,000	4.5%
Timothy T. Baker	$455,000	4.6%
W. Kerry Jackson	$465,000	4.5%
Clifton E. Sifford	$480,000	4.3%
Kathy A. Yearwood	$205,000	6.5%

These salary increases were made to keep each of their salaries competitive.

2.
The Committee selected our operating income before officer bonus expense (“Operating Income”) as the business criteria for all officers included in the Executive Incentive Compensation Plan and established the minimum threshold, target and maximum performance target levels.  These targets attempt to incorporate the known risk factors inherent with the current economic retail climate and present challenges and opportunities facing the Company.  The following table reflects the percentage of salary each Executive could earn based upon the attainment of the various target levels of Operating Income and are the same percentages as those established for fiscal 2011.

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Mark L. Lemond	0%	80%	125%
Timothy T. Baker	0%	60%	100%
W. Kerry Jackson	0%	60%	100%
Clifton E. Sifford	0%	60%	100%
Kathy A. Yearwood	0%	40%	60%

The minimum threshold for fiscal 2012 was selected as 80% of the Operating Income achieved in fiscal 2011, or $34.4 million.  In setting the minimum threshold, the Committee considered, among other factors, the near record financial results achieved by the Company in fiscal 2011, the additional cost to be incurred by the Company to accelerate store growth during fiscal 2012 and the continued uncertainty of the U.S. and global economies.  Once the minimum threshold is met, the Executives will earn an escalating bonus, as a percentage of their base salary, as the fiscal 2012 Operating Income exceeds the threshold amount.  Upon the attainment of the target Operating Income for fiscal 2012, or $50.5 million, a 17% increase over Operating Income recorded in fiscal 2011, each Executive would earn their target bonus.  With the attainment of 120% of the target Operating Income, or $60.6 million, a 41% increase over fiscal 2011 Operating Income, each Executive would earn their maximum allowable bonus under the Executive Incentive Compensation Plan.  The Committee, at its March 2013 meeting, will review the Company's financial results against these goals.

3.	Based on the recommendation of our Chairman and our Chief Executive Officer, the Committee granted an aggregate of 81,500 shares of performance-based restricted stock to the Executives as follows:

Name	Shares Awarded
Mark L. Lemond	25,000
Timothy T. Baker	17,000
W. Kerry Jackson	17,000
Clifton E. Sifford	17,000
Kathy A. Yearwood	5,500

An additional 78,500 shares were granted to other members of management.  One-third of these restricted shares vest upon the attainment of annual earnings per diluted share of $1.97, the earnings per diluted share achieved for fiscal 2011; one-third vest upon the attainment of annual earnings per diluted share of $2.09, a 6% increase over the prior tier; and one-third vest upon the attainment of annual earnings per diluted share of $2.30, a 10% increase over the prior tier.  Multiple tranches of these restricted shares may vest in a given year.  Any restricted shares that are unvested after six fiscal years will be forfeited.

Our Chairman and our Chief Executive Officer based their recommendation for the fiscal 2012 restricted stock awards on a total of approximately 1% of our then outstanding shares, with consideration given to the dilutive effect of the proposed grant.  Recommendation of the allocation of shares amongst members of management was made based on the individual’s potential for making significant contributions in the future and the relative importance of the individual’s position to others in our organization.  No other forms of equity-based compensation have been awarded to the Executives for fiscal 2012.

4.
The other executive benefit programs and perquisites described above under “Compensation Program Components, Why Each Component Is Chosen and How Each Component Relates to Our Compensation Philosophy and Objectives - Other Benefits” were not changed from fiscal 2011.

Determination of Compensation Amounts

The Committee is responsible for establishing our compensation philosophy and strategies and has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs.  Annually, the Committee reviews and approves corporate goals and objectives relevant to Executive compensation, evaluates each Executive’s individual performance as well as their collective performance in light of these goals and objectives, and sets compensation levels based on this evaluation.  The Committee believes its obligation is to structure programs that best serve the Company's interests and the interests of our shareholders.  The Committee currently consists of three directors, none of whom is a current or former employee and each of whom is deemed independent as defined in the listing standards of NASDAQ.

Regarding most compensation matters, including Executive and director compensation, management provides recommendations to the Committee; however, the Committee does not delegate any of its functions to others in setting compensation.  The Committee does not currently utilize external consultants in Executive or director compensation matters; however, the Committee does review comparisons to other retailers compiled by management from publicly available filings.

It is the Committee’s intention to set total Executive compensation at a level to attract and retain a talented and motivated leadership team and balance the perception of other stakeholders that Executive compensation is reasonably competitive.  In making compensation decisions, the Committee reviews executive compensation practices within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.  Our retail peer group consists of leading apparel retailers with sales greater than $390 million and less than $3.0 billion.  Our footwear peer group consists of leading footwear retailers.  We do not limit our comparisons to only footwear retailers as our competition for talent falls within a wide range of companies and industries.

The Committee also utilizes a tally sheet to review the total compensation package provided to the Executives for the current and prior four fiscal years.  The tally sheet sets forth the dollar amounts of all components including base salary, annual cash incentives, long-term equity based incentives, the incremental expense related to the additional level of benefits provided to Executives and perquisites.  The tally sheet is supplemented by a summary of stock ownership and other equity interests (both vested and unvested) in the Company as well as a summary of accumulated wealth for each Executive derived from the vesting or exercise of equity incentives.  The stock ownership and accumulated wealth of the Executives did not influence the Committee's decision on equity-based compensation awards in fiscal 2011.

Executives are compensated through a combination of short-term compensation components (base salary and annual cash incentives) and long-term equity based incentives.  The Committee does not have a specific policy for the allocation of compensation between short and long-term components or cash and equity based compensation.  The Committee establishes all performance targets associated with compensation program components in a manner to encourage achievement of increases in shareholder value.  In setting total compensation, the Committee applies a consistent approach for all Executives and applies appropriate business judgment in how the standard approach is applied to the facts and circumstances associated with each Executive.  Although the Committee reviews compensation data of peer group companies, it does not benchmark the compensation of the Executives utilizing the peer group data.  Instead, the Committee only utilizes our peer group data to determine whether the types and amount of Executive compensation are reasonable and competitive in view of the peer group data.  The peer group information is compiled by our management and provided to the Committee for its use.  Amounts earned by each Executive in fiscal 2011, fiscal 2010 and, as applicable, fiscal 2009, are detailed in the Summary Compensation Table following this section.

Our current peer groups are comprised of the following companies:

Retail Companies With Sales Greater Than $390 Million and Less Than $3.0 Billion
Aeropostale, Inc.	Hot Topic, Inc.
Ascena Retail Group, Inc.	Stage Stores, Inc.
Casual Male Retail Group, Inc.	The Buckle, Inc.
Chico’s FAS, Inc.	The Cato Corporation
Christopher & Banks Corporation	The Wet Seal, Inc.
Destination Maternity Corporation	Urban Outfitters, Inc.
Hibbett Sports, Inc.

Footwear Companies
Brown Shoe Company, Inc.	K-Swiss Inc.
Collective Brands, Inc.	Nike, Inc.
Columbia Sportswear Company	Skechers U.S.A., Inc.
Crocs, Inc.	Steven Madden, Ltd.
DSW Inc.	The Finish Line, Inc.
Foot Locker, Inc.	The Timberland Company
Genesco Inc.	Wolverine World Wide, Inc.
Kenneth Cole Productions, Inc.

Termination and Change in Control Arrangements

We have entered into an employment and noncompetition agreement with each of our Executives, which specifies various payments to be made to the Executive in the event their employment is terminated.  The type and amount of payments vary by Executive and the nature of the termination.  We believe the severance benefits payable under these agreements are competitive with general industry practices and that these agreements serve to ensure the continued dedication of the Executive team and minimize the likelihood of the transfer of trade secrets to our direct competitors.

Mr. Lemond’s employment and noncompetition agreement does not contain a specific change in control provision; however, it does contain an assignment clause, which requires any successor company to assume the agreement. Therefore, upon a change in control of the Company, the terms of the triggering events would still apply upon Mr. Lemond’s termination from the Company.  For our other Executives, their individual employment and noncompetition agreements contain specific types and amounts of payment in the event of a change in control.

Further information on termination and change in control arrangements is contained under the section “Termination and Change in Control Arrangements.”

Deductibility of Compensation and Other Related Issues

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to an Executive to the extent such compensation exceeds $1 million per officer in any fiscal year.  However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation.”  Our Committee believes that tax deductibility is an important factor when evaluating executive compensation and has taken steps to provide that these exceptions will generally apply to incentive compensation paid to the Executives.  However, our Committee may exercise its discretion to provide base salaries or other compensation that may not be fully tax deductible to us.

Section 409A of the Internal Revenue Code provides certain requirements for deferred compensation arrangements.  Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation.  If a payment or award constitutes deferred compensation subject to Section 409A and the applicable requirements are not satisfied, the recipient could be subject to tax on the award and all other deferred compensation of the same type, and an additional 20% tax and interest at the underpayment rate plus 1%, at the time the legally binding right to the payment or award arises or, if later, when that right ceases to be subject to a substantial risk of forfeiture.  We have made modifications to our plans and our employment and noncompetition agreements with our Executives such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

The Sarbanes-Oxley Act of 2002 subjects our Chief Executive Officer and our Chief Financial Officer to forfeiture of incentive compensation and profits from the sale of stock in the event of an accounting restatement associated with non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws.  Our Committee has not adopted at this time any additional forfeiture provisions for incentive compensation.

Compensation Committee Report

We have reviewed and discussed with Company management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act.  Based on the review and discussion referred to above, we recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and in our proxy statement for the 2012 annual meeting of shareholders for filing under the Exchange Act.

Compensation Committee
William E. Bindley (Chair)
Kent A. Kleeberger
Gerald W. Schoor

Compensation-Related Risk Assessment

In March 2012, our Compensation Committee reviewed our compensation policies and practices for all employees, including our Executives, and the risks that could arise from our compensation policies and practices.  As part of the Compensation Committee’s review, it specifically noted the following factors that reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•	There is a balanced mix of cash and equity and annual and longer-term incentive compensation.

•
While the performance criteria used under our Executive Incentive Compensation Plan has historically been operating income achieved in a particular fiscal year, the overall compensation of our Executives is not overly weighted toward this annual measurement period.

•
Our Executive Incentive Compensation Plan has payouts at multiple levels of performance.  Assuming achievement of at least a minimum level of performance, payouts under the plan result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.  The maximum bonus percentage payable under the Executive Incentive Compensation Plan is also capped at percentages ranging from 60% to 125% of the Executives’ annualized base salary to protect against disproportionately large shorter-term incentives.

•
The Compensation Committee has the discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders.

•	We currently do not grant stock options to our Executives.

•
The performance-based restricted stock awards granted to our Executives vest based on our attainment of certain earnings per diluted share targets, aligning the interests of our Executives with those of our shareholders.

Some of our non-executive employees are eligible to receive bonus and equity awards.  With respect to the non-executive employees who receive bonus awards or performance-based equity awards, the performance criteria and targets are not unreasonable or clearly unattainable without excessive risk-taking. For those non-executive employees who are eligible to receive time-based equity awards, the equity awards typically vest over three years.

Based on these factors, the Compensation Committee believes that our compensation policies and practices encourage behaviors that are aligned with our long-term interests, and that any short-term incentives do not make up a significant portion of compensation and do not encourage our employees to take risks for short-term gain.  As a result, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers (our “Executives”), based on total compensation earned in fiscal 2011.

Name and Principal Position	Fiscal Year (1)	Salary	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Mark L. Lemond,	2011	$775,000	$-	$511,200	$-	$278,974	$135,919	$1,701,093
President and Chief Executive Officer	2010	725,000	-	387,000	-	725,000	91,401	1,928,401
	2009	703,500	422,100	-	-	-	58,986	1,184,586

Timothy T. Baker,	2011	$435,000	$-	$306,720	$-	$104,390	$57,693	$903,803
Executive Vice President - Store	2010	425,000	-	258,000	-	318,750	49,099	1,050,849
Operations	2009	425,000	166,250	-	-	-	18,814	610,064

W. Kerry Jackson,	2011	$445,000	$-	$357,840	$-	$106,790	$54,185	$963,815
Executive Vice President - Chief Financial	2010	425,000	30,000	258,000	-	318,750	51,474	1,083,224
Officer and Treasurer	2009	400,000	191,250	-	-	-	36,489	627,739

Clifton E. Sifford,	2011	$460,000	$-	$383,400	$-	$110,390	$42,882	$996,672
Executive Vice President - General	2010	440,000	-	258,000	-	330,000	42,757	1,070,757
Merchandise Manager	2009	425,000	191,250	-	-	-	44,685	660,935

Kathy A. Yearwood,	2011	$192,500	$13,054	$127,800	$-	$26,946	$14,830	$375,130
Senior Vice President - Controller and	2010	175,000	20,000	75,250	-	78,750	15,133	364,133
Chief Accounting Officer

(1)	Our fiscal year is a 52/53 week year ending on the Saturday closest to January 31. Fiscal years 2011, 2010 and 2009 were each 52-week years.

(2)
For fiscal 2011, the amount for Ms. Yearwood represented a discretionary cash bonus earned in recognition of her efforts on special projects during fiscal 2011.  The bonus was awarded and paid in fiscal 2012.

For fiscal 2010, the amounts for Mr. Jackson and Ms. Yearwood represent discretionary cash bonuses awarded and paid in fiscal 2010 for their work on a special project.

For fiscal 2009, the amounts represent discretionary cash bonuses earned during fiscal 2009 and paid in fiscal 2010.  As a result of our significant improvement in financial performance during fiscal 2009 as compared to fiscal 2008 and to recognize the individual contributions of each Executive, the Committee approved a discretionary bonus for Mr. Lemond at approximately 60% of his 2009 base salary, for Mr. Baker at approximately 39% of his 2009 base salary, for Mr. Jackson at approximately 48% of his 2009 base salary and for Mr. Sifford at approximately 45% of his 2009 base salary.  The discretionary bonus percentages were based on the target percentages of annual salary as defined under the Executive Incentive Compensation Plan.  Adjustments were made to the target percentages by individual to reflect the Executive’s level of performance and job responsibility.

(3)
Amounts reflect the aggregate grant date fair value of service-based and performance-based restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).  The grant date fair value of any performance-based award was computed based on the target level of performance being achieved, which was the level of performance that was deemed probable on the grant date.  No stock awards were granted in fiscal 2009.

Disclosure of the relevant assumptions related to the valuation of awards is provided in the Notes to the Consolidated Financial Statements as contained in Part II, Item 8 of our Annual Report on Form 10-K for the year ended January 28, 2012.

(4)
Operating Income for fiscal 2011 exceeded the established bonus threshold by 18.8%.  Under the provisions of our Executive Incentive Compensation Plan, this achievement entitled Mr. Lemond to receive a bonus of 36% of his base salary, Messrs. Baker, Jackson and Sifford to receive a bonus of 24% of each of their respective base salaries and Ms. Yearwood to receive a bonus of 14% of her base salary.  See “Compensation Discussion and Analysis – Fiscal 2011 Compensation Decisions – Annual Cash Incentives” for further discussion.

Operating Income for fiscal 2010 exceeded that achieved by the Company in fiscal 2009 by 69%.  Under the provisions of our Executive Incentive Compensation Plan, this achievement entitled Mr. Lemond to receive the Maximum bonus of 100% of his base salary, Messrs. Baker, Jackson and Sifford to receive the Maximum bonus of 75% of each of their respective base salaries and Ms. Yearwood to receive the Maximum bonus of 45% of her base salary.

Our Executive incentive Compensation Plan was suspended for fiscal 2009.

(5)
We provide Executives with health and welfare programs, a 401(k) retirement plan, and employee benefit plans, programs and arrangements generally available to all employees.  We also provide Executives with other executive benefit programs and perquisites.  Perquisites and personal benefits received by the Executives in fiscal 2011 included:

•	Reimbursements under our Executive medical plan;
•	The cost of the Executive’s leased automobile or an automobile allowance, except for Ms. Yearwood; and
•	For Mr. Lemond, limited personal utilization of Company-provided aircraft, which value is based on incremental cost of utilization.

In fiscal 2011, no Executive except Mr. Lemond received an individual perquisite in excess of $25,000.  For Mr. Lemond, the incremental cost for his utilization of the Company-provided aircraft totaled $67,558.

The amounts in this column for fiscal 2011 also include matching contributions made by us under our 401(k) and deferred compensation plans, the discount on the Executive’s purchases under the Employee Stock Purchase Plan and premiums on the Executive’s life and long-term disability insurance.  These amounts are detailed in the following table.

	401(k) Match	Deferred Compensation Plan Match	Discount under the Employee Stock Purchase Plan	Life Insurance Premiums	Long-term Disability Insurance Premiums
Mark L. Lemond	$3,880	$30,962	$882	$594	$1,000
Timothy T. Baker	$4,900	$30,670	$882	$594	$1,000
W. Kerry Jackson	$3,210	$31,063	$-	$594	$1,000
Clifton E. Sifford	$4,900	$18,385	$882	$594	$1,000
Kathy A. Yearwood	$3,479	$7,390	$882	$554	$481

Grants of Plan-Based Awards

The following table sets forth information with respect to the non-equity and equity grants of plan-based awards made during the last fiscal year to each Executive.

		Estimated Possible Payouts Under Non-			Estimated Future Payouts Under Equity			Grant Date Fair
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Value of Stock
								and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)
Mark L. Lemond	3/15/11				-	20,000	-	$511,200
	3/15/11	$-	$620,000	$968,750

Timothy T. Baker	3/15/11				-	12,000	-	$306,720
	3/15/11	$-	$261,000	$435,000

W. Kerry Jackson	3/15/11				-	14,000	-	$357,840
	3/15/11	$-	$267,000	$445,000

Clifton E. Sifford	3/15/11				-	15,000	-	$383,400
	3/15/11	$-	$276,000	$460,000

Kathy A. Yearwood	3/15/11				-	5,000	-	$127,800
	3/15/11	$-	$77,000	$115,500

(1)
Represents the amount each Executive could have earned based upon the attainment of various target levels of Operating Income under the Executive Incentive Compensation Plan.  The material terms of the Executives' bonus awards under the Executive Incentive Compensation Plan are described in the section “Compensation Discussion and Analysis - Fiscal 2011 Compensation Decisions - Annual Cash Incentives.”  For fiscal 2011, each Executive earned a bonus, as a percentage of their base salary, under the Executive Incentive Compensation Plan based on the Company achieving Operating Income in excess of the defined Threshold.

(2)
Represents shares of performance-based restricted stock granted to the Executives on March 15, 2011 under the 2000 Stock Plan.  The material terms of these restricted stock grants are described in the section “Compensation Discussion and Analysis - Fiscal 2011 Compensation Decisions - Long-Term Equity Based Incentives.”

(3)	The grant date fair value assigned to the shares issued on March 15, 2011 was calculated using the closing market price of our common stock, which was $25.56.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards for each Executive at the most recent fiscal year ended January 28, 2012.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Mark L. Lemond
	3/13/2006						2,500	$64,400
	3/13/2007						6,667	$171,742
	3/15/2011						20,000	$515,200
	4/4/2002	50,000	$17.12	4/3/2012
	3/12/2003	75,000	$12.67	3/11/2013
Timothy T. Baker
	3/13/2006						1,334	$34,364
	3/13/2007						4,000	$103,040
	3/15/2011						12,000	$309,120
	3/12/2003	8,333	$12.67	3/11/2013
W. Kerry Jackson
	3/13/2006						1,334	$34,364
	3/13/2007						4,000	$103,040
	3/15/2011						14,000	$360,640
Clifton E. Sifford
	3/13/2006						1,334	$34,364
	3/13/2007						4,000	$103,040
	3/15/2011						15,000	$386,400
Kathy A. Yearwood
	3/13/2006						334	$8,604
	3/13/2007						667	$17,182
	3/15/2011						5,000	$128,800
	12/30/2002	2,500	$13.87	12/29/2012

(1)	•
On March 13, 2006, 55,250 shares of restricted stock were awarded under the 2000 Stock Plan and of these restricted shares, 20,500 were awarded to the Executives and the balance was awarded to other key employees.  One-third of these restricted shares vest upon the attainment of each of three different levels of annual earnings per diluted share.  Annual earnings per share achieved for fiscal 2006 resulted in the vesting of one-third of the shares on March 31, 2007 and annual earnings per share achieved for fiscal 2010 resulted in the vesting of an additional one-third of the shares on March 31, 2011.  The remaining annual earnings per share target for the third tier was not achieved during fiscal 2011, and the remaining unvested shares were forfeited and returned to us on April 1, 2012.

•
On March 13, 2007, 98,000 shares of restricted stock were awarded under the 2000 Stock Plan and of these restricted shares, 58,000 were awarded to the Executives and the balance was awarded to other key employees.  One-third of these restricted shares vest upon the attainment of each of three different levels of annual earnings per diluted share.  Annual earnings per share achieved for fiscal 2010 resulted in the vesting of two-thirds of the shares on March 31, 2011.  The remaining annual earnings per share target for the third tier was not achieved during fiscal 2011.  Any restricted shares that are unvested after six years will be forfeited and returned to us.

•
On March 15, 2011, 135,000 shares of restricted stock were awarded under the 2000 Stock Plan and of these restricted shares, 66,000 were awarded to the Executives and the balance was awarded to other key employees.  One-third of these restricted shares vest upon the attainment of each of three different levels of annual earnings per diluted share.  Annual earnings per share achieved for fiscal 2011 did not result in the vesting of any of the shares of this award. Any restricted shares that are unvested after six years will be forfeited and returned to us.

(2)  The value of the shares that have not vested was computed utilizing $25.76, the closing price of our common stock on Friday, January 27, 2012.

Option Exercises and Stock Vested in Fiscal 2011

The following table sets forth for each Executive information with respect to the value realized upon the exercise of options or the vesting of stock during the fiscal year ended January 28, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Mark L. Lemond	25,000	$178,141	52,834	$1,476,649
Timothy T. Baker	20,000	$142,534	32,667	$910,743
W. Kerry Jackson	40,000	$424,148	35,333	$986,377
Clifton E. Sifford	40,000	$401,347	35,333	$986,377
Kathy A. Yearwood	-	$-	11,000	$305,395

(1)	Amounts are calculated by multiplying the number of shares vesting by the closing price of our common stock on the trading date closest to the vesting date.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans, including our 1993 Stock Option Plan, 2000 Stock Plan, Outside Directors Stock Option Plan and the Employee Stock Purchase Plan.  All information is as of January 28, 2012.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	174,031	$14.14	372,579	(2)
Equity compensation plans not approved by security holders (3)	7,000	$15.64	11,000

Total	181,031	$14.20	383,579

(1)	Includes the 1993 Stock Option Plan, 2000 Stock Plan and the Employee Stock Purchase Plan.

(2)
Includes 274,544 shares available for future issuance as stock options or restricted stock under the 2000 Stock Plan and 98,035 shares available for future issuance under the Employee Stock Purchase Plan.  No additional grants will be made from the 1993 Stock Option Plan.

(3)
Represents our Outside Directors Stock Option Plan, which has been approved by our Board but was not required to be approved by our shareholders.  The plan called for each non-employee director to be granted on April 1 of each year an option to purchase 1,000 shares of our common stock at the market value on the date of the grant.  The options vest six months from the date of grant and expire ten years from the date of grant.  No grants have been made since fiscal 2004 under this plan, and it is currently the intention of the Board not to grant stock options under this plan in the future.

Equity Based Compensation – Narrative Discussion

Our Board and shareholders approved the 1993 Stock Option Plan, effective January 15, 1993, and amended it at our 1997 annual meeting of shareholders.  The 1993 Stock Option Plan reserved 1,500,000 shares of our common stock for stock option grants (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the common stock).  On January 14, 2003, the 1993 Stock Option Plan expired.  Previously issued stock options can be exercised for up to 10 years from their date of grant and at January 28, 2012, there were 50,000 fully vested stock options outstanding.

Our Board and shareholders approved the 2000 Stock Plan, effective June 8, 2000.  The 2000 Stock Plan initially reserved 1,000,000 shares of our common stock for stock option and restricted stock grants, but on June 11, 2004, the 2000 Stock Plan was amended to increase the number of shares reserved for issuance to 1,500,000 (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the common stock).  On June 14, 2005, the 2000 Stock Plan was amended to include our non-employee directors as individuals eligible to receive awards; to stipulate that the exercise price of all options granted may not be less than the fair market value of our common stock on the date that the option is granted; and to delete the provision permitting loans to participants.  On June 12, 2008, the 2000 Stock Plan was further amended to increase the number of shares of our common stock reserved for issuance from 1,500,000 to 2,000,000 and extended the term of the plan until the later of ten years from the date of adoption of the plan by our shareholders or the approval of any amendment of the plan by our shareholders.  On October 8, 2008, the Board adopted and approved an amendment to the 2000 Stock Plan to modify the change in control provisions and to provide that upon a change in control, any shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, will become fully vested in the participants.  On December 9, 2010, the 2000 Stock Plan was further amended by the Board to modify the definition of a change in control.

Pursuant to the provisions of the 2000 Stock Plan, in connection with, and to give effect to, the Stock Split, the Compensation Committee adjusted (1) the total number of shares of our common stock reserved and available for issuance under the 2000 Stock Plan from 2,000,000 to 3,000,000 and (2) the total number of shares which may be granted to a participant in any calendar year under all forms of awards under the 2000 Stock Plan from 300,000 to 450,000.

In addition, on March 23, 2012 and April 18, 2012, the Board of Directors adopted amendments (collectively, the “Amendment”) to the 2000 Stock Plan and directed that the Amendment be submitted to our shareholders for consideration and approval at our 2012 annual meeting. The Amendment would increase the number of shares of our common stock reserved and available for issuance under the 2000 Stock Plan by 900,000 shares, which number of shares takes into consideration the Stock Split.  The Amendment would also modify the definition of a change in control and revise the provision governing the payment of dividends on shares of restricted stock.  See “Proposal No. 3 Approval of the Proposed Amendment to the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan.”

The Compensation Committee administers and grants incentive awards under the 2000 Stock Plan.  The 2000 Stock Plan provides for the grant to our officers, other key employees, and non-employee directors of incentive awards in the form of stock options or restricted stock.  Stock options granted under the plan may be either options intended to qualify for federal income tax purposes as “incentive stock options” or options not qualifying for favorable tax treatment (“nonqualified stock options”).

Nonqualified Deferred Compensation

The following table sets forth for each Executive information on the nonqualified deferred compensation plan with respect to deferrals, our match, earnings and distributions made during fiscal 2011 along with the ending account balance at January 28, 2012.

	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Withdrawals and Distributions	Aggregate Balance at Last Fiscal Year End
Mark L. Lemond	$100,000	$30,962	$35,511	$-	$928,519
Timothy T. Baker	$100,024	$30,670	$39,458	$-	$726,106
W. Kerry Jackson	$62,832	$31,063	$7,385	$-	$468,807
Clifton E. Sifford	$51,154	$18,385	$46,700	$-	$717,009
Kathy A. Yearwood	$86,971	$7,390	$(18,875)	$-	$377,355

(1)	The amounts are included in the Salary column in the Summary Compensation Table for fiscal 2011.

(2)	The amounts are included in the All Other Compensation column in the Summary Compensation Table for fiscal 2011.

(3)	The amounts shown in this column are not reported as compensation in the Summary Compensation Table, as they do not represent above-market or preferential earnings on deferred compensation.

Non-Equity Based Compensation – Narrative Discussion

The Pension Benefits Table has been excluded, as we do not have a defined benefit plan.  On February 24, 1994, our Board approved the Shoe Carnival Retirement Savings Plan.  The primary savings mechanism is a 401(k) plan.  Further information regarding the Shoe Carnival Retirement Savings Plan can be found in Note 8 of the Notes to the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

In fiscal 2000, we established a nonqualified deferred compensation plan for certain highly compensated employees who, due to Internal Revenue Service limitations, cannot defer an adequate level of replacement income for their retirement planning.

Features of the plan include:

•
Participants elect on a calendar year basis to defer, on a pre-tax basis, portions of their current base salary and bonus until retirement, or earlier if so elected, up to a maximum of $100,000 per calendar year.

•
The compensation deferred under this plan is credited with earnings or losses on a daily basis and measured by the rate of return on investments elected by plan participants similar to those available under our 401(k) plan.  These services are provided by a third-party provider.

•
While not required to, we can match a portion of the participant’s contributions, which are then subject to immediate, one or two year vesting requirements depending on the length of service of the participant.

•	Benefits are paid out upon death, disability, retirement, financial hardship or termination of employment based on each participant’s pre-selected payout schedule.

•
Designated future in-service distributions may be taken two years after the year of deferral and must be requested at a minimum of two years in advance.  The amount of the distribution is restricted to the maximum of the actual deferral amount and vested employer match if elected for the specific year, adjusted by any investment gain or loss.

•	The plan is currently unfunded.

Termination and Change in Control Arrangements

Mark L. Lemond

On December 11, 2008, we entered into an Amended and Restated Employment and Noncompetition Agreement (the “Agreement”) with Mark L. Lemond.  The Agreement amended and restated a similar agreement entered into with Mr. Lemond as of December 31, 2006.  The term of the Agreement is through January 31, 2013.  The term of the Agreement will be automatically extended one year on each February 1st, unless either party gives written notification not more than 90 and not less than 30 days prior to February 1st, in which case the Agreement will terminate three years after such February 1st (such term, including any extension is referred to as the “Term”).  No such notification was given by either party prior to February 1, 2012.

The Agreement provides for an annual base salary equivalent to Mr. Lemond’s salary for fiscal 2008, subject to increase by the Compensation Committee.  Mr. Lemond is entitled to participate in our Executive Incentive Compensation Plan, and in any successor plan adopted by us from time to time.  Mr. Lemond is also entitled to participate in any and all welfare and health benefit plans and other employee benefit plans.  Under the Agreement, employment will terminate upon Mr. Lemond's death, and may be terminated by us upon Mr. Lemond's disability, or by us for cause or without cause.  Mr. Lemond may terminate employment with good reason, without good reason or by voluntary retirement.  Under the Agreement, “cause” is defined as any one or more of the following actions by Mr. Lemond:

•	conviction for a felony or other crime involving moral turpitude;

•	engaging in illegal conduct or gross misconduct which is injurious to us;

•	engaging in any fraudulent or dishonest conduct in his dealings with, or on behalf of, us;

•
failure or refusal to follow the lawful and reasonable instructions of our Chairman of the Board or the Board if such failure or refusal continues for a period of 10 days after we deliver to Mr. Lemond a written notice stating the instructions which Mr. Lemond has failed or refused to follow;

•	material breach of any of his obligations under the Agreement;

•	material breach of our policies;

•	use of alcohol or drugs which substantially interferes with the performance of his duties for us or which compromises our integrity or reputation; or

•	engaging in any conduct, which as a result of such conduct, our integrity or reputation is substantially compromised.

In addition, “good reason” is defined as (i) a material diminution in Mr. Lemond's base compensation; (ii) a material diminution in Mr. Lemond's authority, duties, or responsibilities; (iii) a material diminution in the budget over which Mr. Lemond retains authority; (iv) a material change in the geographic location at which Mr. Lemond must perform services; or (v) any other action or inaction that constitutes a material breach by us of the Agreement.

The following table sets forth the estimated payout Mr. Lemond would receive from us under each of the specific triggering events and assumes that the triggering event took place on January 28, 2012, the last day of our most recently completed fiscal year.

Description of Payout and/or Accelerated Vesting	Death, Retirement or Disability	Without Cause or by Employee for Good Reason	For Cause or by Employee Without Good Reason	Change in Control (1)
Bonus for year of separation (2)	$542,500	$542,500	$-	$542,500
Cash severance (3)	-	3,952,500	-	3,952,500
Medical and dental benefits (4)	-	54,700	-	54,700
Restricted stock, accelerated vesting (5)	-	-	-	751,300
Gross up on excise tax (6)	-	-	-	1,141,100
Excise tax (6)	-	-	-	749,700
Total	$542,500	$4,549,700	$-	$7,191,800

(1)
The Agreement does not contain a specific change in control provision for Mr. Lemond.  However, the Agreement does contain an assignment clause which requires any successor company to assume and agree to perform the Agreement in the same manner and to the same extent that we would be required to perform it if no such succession had taken place.  Therefore, upon a change in control of the Company, the terms of the triggering events would still apply upon Mr. Lemond’s termination from the Company.  This example assumes both a change in control of the Company and termination of Mr. Lemond without cause or by him for good reason as of January 28, 2012.

(2)
The bonus for year of separation would be paid in a lump sum within 15 days of termination in an amount equal to 70% of his current base salary for the fiscal year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year through the termination date and the denominator of which is 365.  In this table, the annual base salary is equivalent to Mr. Lemond’s base salary for fiscal 2011.

(3)
The cash severance would be paid in a lump sum within 15 days of termination in an amount equal to three times 170% of his current base salary for the fiscal year in which the termination occurs.  In this table, the annual base salary is equivalent to Mr. Lemond’s base salary for fiscal 2011.

(4)
Upon a termination without cause or by Mr. Lemond for good reason, Mr. Lemond would qualify for medical and dental benefits for 36 months after the calendar month in which the termination occurs or until Mr. Lemond is re-employed and is covered under that employer’s medical benefit plan.  The table assumes three years of estimated benefits.

(5)
The 2000 Stock Plan under which our restricted stock was issued includes a change in control provision providing for the immediate vesting of any currently unvested shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  In this example, the value was calculated by multiplying $25.76, the closing price of our common stock on January 27, 2012, by the number of unvested shares of restricted stock held by Mr. Lemond on January 28, 2012.

(6)
If any payment under the Agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Lemond would be entitled to receive additional compensation from us to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation.  In this example, under the “Change in Control” triggering event, Mr. Lemond would have qualified to receive additional compensation from us to cover excise taxes at January 28, 2012.  The taxes have been computed in accordance with Section 280G of the Internal Revenue Code.

Other factors material to the Agreement include the following:

•
The benefits granted to Mr. Lemond under the Agreement are subject to certain employment and post-employment conditions.  This includes, but is not limited to, Mr. Lemond’s agreement not to contribute his knowledge and abilities to any business or entity in competition with us for a period of two years following the termination of his employment.

•
Notwithstanding any other provision of the Agreement, upon termination of Mr. Lemond’s employment for any reason, he shall be entitled to receive all accrued but unpaid compensation, bonuses and benefits under all of our compensation, bonus and benefit plans in which he is a participant, all in accordance with the terms of such plans.  These plans include, without limitation, our 401(k) plan, deferred compensation plan and bonus plans which are earned in a fiscal year, but paid in the following year.

•
In the event we terminate Mr. Lemond without cause or he terminates with good reason, any outstanding stock options issued to Mr. Lemond will be exercisable during the remainder of the term of the stock option.  Stock options held by Mr. Lemond at January 28, 2012 are set forth in the “Outstanding Equity Awards at Fiscal Year-End.”

Timothy Baker, Kerry Jackson and Clifton Sifford

On December 11, 2008, we entered into Amended and Restated Employment and Noncompetition Agreements (the “Agreements”) with Timothy Baker, Kerry Jackson and Clifton Sifford.  The Agreements amended and restated similar agreements entered into with these individuals as of December 31, 2006.  The terms of the Agreements are through January 31, 2013 (such terms, including any extension are referred to as the “Terms”).  The Agreements are subject to early termination as provided in the Agreements.  The Agreements shall be renewed automatically for successive terms of one year each unless either party provides written notice of non-renewal to the other party not more than 90 days and not less than 30 days before the end of the then current Term.  No such notification was given by any party prior to February 1, 2012.

The Agreements provide for an annual base salary equivalent to each such Executive’s salary for fiscal 2008, subject to adjustment by the Compensation Committee.  Messrs. Baker, Jackson and Sifford are each entitled to participate in our Executive Incentive Compensation Plan, and in any successor plan adopted by us from time to time.  Such Executives are also entitled to participate in any and all welfare and health benefit plans and other employee benefit plans.  Under each of the Agreements, employment will terminate upon death, and may be terminated by us upon the disability of such Executive, or by us for cause or without cause.  Each such Executive may terminate employment voluntarily or with good reason.

Under the Agreements, “cause” is defined as any one or more of the following actions by the respective Executive:

•	conviction for a felony or other crime involving moral turpitude;

•	engaging in illegal conduct or gross misconduct which is injurious to us;

•	engaging in any fraudulent or dishonest conduct in their dealings with, or on behalf of, us;

•
failure or refusal to follow the lawful and reasonable instructions of our Chief Executive Officer, President, or other executive officer to whom each Executive reports, if such failure or refusal continues for a period of 10 days after we deliver to such Executive a written notice stating the instructions which such Executive has failed or refused to follow;

•	material breach of any of his obligations under the Agreement;

•	material breach of our policies;

•	use of alcohol or drugs which interferes with the performance of his duties for us or which compromises our integrity or reputation; or

•	engaging in any conduct tending to bring us into public disgrace or disrepute.

In addition, “good reason” is defined as the occurrence, without the Executive's written consent, of a material reduction by us in the Executive's base salary.

The following tables set forth the estimated payout each such Executive would receive from us under each of the specific triggering events and assumes that the triggering event took place on January 28, 2012, the last day of our most recently completed fiscal year.

Timothy Baker
Description of Payout and/or Accelerated Vesting	Death or Disability	Without Cause or by Employee for Good Reason	For Cause or by Employee Without Good Reason	Qualifying Termination Following a Change in Control
Bonus for year of separation (1)	$-	$239,300	$-	$-
Cash severance (2)	-	652,500	-	1,348,500
Out-placement services (3)	-	-	-	2,500
Medical and dental benefits (4)	-	27,400	-	27,400
Restricted stock, accelerated vesting (5)	-	-	-	446,500
Excise tax, including gross up (6)	-	-	-	-
Total	$-	$919,200	$-	$1,824,900

Kerry Jackson
Description of Payout and/or Accelerated Vesting	Death or Disability	Without Cause or by Employee for Good Reason	For Cause or by Employee Without Good Reason	Qualifying Termination Following a Change in Control
Bonus for year of separation (1)	$-	$244,800	$-	$-
Cash severance (2)	-	667,500	-	1,379,500
Out-placement services (3)	-	-	-	2,500
Medical and dental benefits (4)	-	27,400	-	27,400
Restricted stock, accelerated vesting (5)	-	-	-	498,000
Excise tax, including gross up (6)	-	-	-	-
Total	$-	$939,700	$-	$1,907,400

Clifton Sifford
Description of Payout and/or Accelerated Vesting	Death or Disability	Without Cause or by Employee for Good Reason	For Cause or by Employee Without Good Reason	Qualifying Termination Following a Change in Control
Bonus for year of separation (1)	$-	$253,000	$-	$-
Cash severance (2)	-	690,000	-	1,426,000
Out-placement services (3)	-	-	-	2,500
Medical and dental benefits (4)	-	27,400	-	27,400
Restricted stock, accelerated vesting (5)	-	-	-	523,800
Excise tax, including gross up (6)	-	-	-	-
Total	$-	$970,400	$-	$1,979,700

(1)
The bonus for year of separation would be paid in a lump sum within 30 days of termination in an amount equal to 55% of each Executive's current base salary for the fiscal year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year through the termination date and the denominator of which is 365.  In this table, the annual base salary is equivalent to the Executive's base salary for fiscal 2011.

(2)
The cash severance for termination without cause or by employee for good reason would be paid in a lump sum within 30 days of termination in an amount equal to 150% of each Executive’s current base salary for the fiscal year in which the termination occurs.  If within two years following a change in control, the Executive is terminated without cause or he terminates for good reason (a “qualifying termination”), a lump sum cash severance would be paid within 30 days of termination in an amount equal to 310% of each Executive’s current base salary for the fiscal year in which the qualifying termination occurs.  In this table, the annual base salary is equivalent to the Executive's base salary for fiscal 2011.

(3)	We will provide out-placement services at a cost not to exceed $2,500 in the event of a qualifying termination following a change in control.

(4)
Upon a termination without cause, by employee for good reason or a qualifying termination following a change in control, each Executive would be paid in a lump sum within 30 days of termination an amount equal to 18 times (i) the COBRA premium rate plus (ii) any additional state and federal taxes such Executive will incur as a result of the lump sum payment.

(5)
The 2000 Stock Plan, under which our restricted stock was issued, includes a change in control provision providing for the immediate vesting of any currently unvested shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  In this example, the value was calculated by multiplying $25.76, the closing price of our common stock on January 27, 2012, by the number of unvested shares of restricted stock held by each Executive on January 28, 2012.

(6)
If any payment under the Agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, each Executive would be entitled to receive additional compensation from us to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation.  In this example, no excise taxes would have been payable under the Agreement as of January 28, 2012, as determined in accordance with Section 280G of the Internal Revenue Code.

Other factors material to the Agreements are as follows:

•
The benefits granted to each Executive under the Agreements are subject to certain employment and post-employment conditions.  This includes, but is not limited to, the agreement by each Executive not to contribute his knowledge and abilities to any business or entity in competition with us for a period of one year following termination of the Executive’s employment.

•
Notwithstanding any other provision of the Agreements, upon termination of employment for any reason, the Executive shall be entitled to receive all base salary earned but unpaid and all other payments and benefits accrued before the termination date.

•
In the event we terminate any of the three Executives without cause or they terminate for good reason, any stock options issued after December 31, 2006 that would have vested within 12 months of termination would immediately vest.  Upon a qualifying termination following a change in control, all stock options issued to each Executive would be exercisable within 90 days of termination.  Stock options held by the Executives at    January 28, 2012 are set forth within the section “Outstanding Equity Awards at Fiscal Year-End”.

Kathy A. Yearwood

On April 7, 2011, we entered into an Employment and Noncompetition Agreement (the “Agreement”) with Kathy A. Yearwood.  The term of the Agreement is through January 31, 2013 (such term, including any extension is referred to as the “Term”).  The Agreement is subject to early termination as provided in the Agreement.  The Agreement shall be renewed automatically for successive terms of one year each unless either party provides written notice of non-renewal to the other party not more than 90 days and not less than 30 days before the end of the then current Term.

The Agreement provides for an annual base salary equivalent to Ms. Yearwood's salary for fiscal 2011, subject to adjustment by the Compensation Committee.  Ms. Yearwood is entitled to participate in our Executive Incentive Compensation Plan, and in any successor plan adopted by us from time to time and is also entitled to participate in any and all welfare and health benefit plans and other employee benefit plans.  Under the Agreement, her employment will terminate upon her death, and may be terminated by us upon her disability, for cause or without cause.  Ms. Yearwood may terminate her employment voluntarily at any time or with good reason (defined as a material reduction in base salary) within one year after a change in control.

Under the Agreement, “cause” is defined as any one or more of the following actions:

•	conviction for a felony or other crime involving moral turpitude;

•	engaging in illegal conduct or gross misconduct which is injurious to us;

•	engaging in any fraudulent or dishonest conduct in her dealings with, or on behalf of, us;

•
failure or refusal to follow the lawful and reasonable instructions of our Chief Executive Officer, President, or other executive officer to whom she reports to, if such failure or refusal continues for a period of 10 days after we deliver to her written notice stating the instructions which she has failed or refused to follow;

•	material breach of any of her obligations under the Agreement;

•	material breach of our policies;

•	use of alcohol or drugs which interferes with the performance of her duties for us or which compromises our integrity or reputation; or

•	engaging in any conduct tending to bring us into public disgrace or disrepute.

The following table sets forth the estimated payout Ms. Yearwood would receive from us under each of the specific triggering events and assumes that the Agreement was in effect on January 28, 2012 and that the triggering event took place on January 28, 2012, the last day of our most recently completed fiscal year.

Kathy A. Yearwood
Description of Payout and/or Accelerated Vesting	Death or Disability	Without Cause	For Cause or by Employee Voluntarily	Qualifying Termination Following a Change in Control
Bonus for year of separation (1)	$-	$67,400	$-	$-
Cash severance (2)	-	192,500	-	433,125
Out-placement services (3)	-	-	-	2,500
Medical and dental benefits (4)	-	6,300	-	9,450
Restricted stock, accelerated vesting (5)	-	-	-	154,600
Excise tax, including gross up (6)	-	-	-	-
Total	$-	$266,200	$-	$599,675

(1)
The bonus for year of separation would be paid in a lump sum within 30 days of termination in an amount equal to 35% of Ms. Yearwood's current base salary for the fiscal year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year through the termination date and the denominator of which is 365.  In this table, the annual base salary is equivalent to Ms. Yearwood's base salary for fiscal 2011.

(2)
The cash severance for termination without cause would be paid in a lump sum within 30 days of termination in an amount equal to 100% of Ms. Yearwood's current base salary for the fiscal year in which the termination occurs.  If within one year of a change in control, she is terminated without cause or terminates for good reason (a “qualifying termination”), a lump sum cash severance would be paid within 30 days of termination in an amount equal to 225% of Ms. Yearwood's current base salary for the fiscal year in which the termination occurs.  In this table, the annual base salary is equivalent to Ms. Yearwood's base salary for fiscal 2011.

(3)	We will provide out-placement services at a cost not to exceed $2,500 in the event of a qualifying termination following a change in control.

(4)
Ms. Yearwood would be paid in a lump sum an amount equal to 12 times the COBRA premium rate within 30 days of termination without cause or an amount equal to 18 times the COBRA premium rate upon a qualifying termination following a change in control.

(5)
The 2000 Stock Plan, under which our restricted stock was issued, includes a change in control provision providing for the immediate vesting of any currently unvested shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  In this example, the value was calculated by multiplying $25.76, the closing price of our common stock on January 27, 2012, by the number of unvested shares of restricted stock held by Ms. Yearwood on January 28, 2012.

(6)
If any payment under the Agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Ms. Yearwood would be entitled to receive additional compensation from us to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation.  In this example, no excise taxes would have been payable under the Agreement as of January 28, 2012, as determined in accordance with Section 280G of the Internal Revenue Code.

Other factors material to the Agreement are as follows:

•
The benefits granted to Ms. Yearwood under the Agreement are subject to certain employment and post-employment conditions.  This includes, but is not limited to, the agreement by Ms. Yearwood not to contribute her knowledge and abilities to any business or entity in competition with us for a period of one year following termination of her employment.

•
Notwithstanding any other provision of the Agreement, upon termination of employment for any reason, Ms. Yearwood shall be entitled to receive all base salary earned but unpaid and all other payments and benefits accrued before the termination date.

•
In the event we terminate Ms. Yearwood without cause, any stock options issued after the date of the Agreement that would have vested within 12 months of termination would immediately vest.  In the event of a qualifying termination following a change in control, all stock options issued to Ms. Yearwood would be exercisable within 90 days of termination. Stock options held by Ms. Yearwood at January 28, 2012 are set forth in the section “Outstanding Equity Awards at Fiscal Year-End.”

Compensation of Non-Employee Directors

The following table sets forth information with respect to non-employee director compensation paid during the fiscal year ended January 28, 2012.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
William E. Bindley	$31,250	$17,523	$48,773
Kent A. Kleeberger	$33,750	$17,523	$51,273
Gerald W. Schoor	$33,250	$17,523	$50,773

(1)
Information on our non-employee directors can be found in “Proposal No. 1 Election of Directors - Nominee and Director Information” as well as in the section “Information Regarding the Board of Directors and Committees.”  Mr. Aschleman is not included in this table because he was not a member of the Board during fiscal 2011.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with ASC 718.  Disclosure of the relevant assumptions related to the valuation of awards is provided in the Notes to the Consolidated Financial Statements as contained in Part II, Item 8 of our Annual Report on Form 10-K for the year ended January 28, 2012.

The annual retainer for each non-employee director is $20,000.  In addition to the annual retainer, the Chairman of the Audit Committee receives additional annual compensation of $7,500, while the Chairman of the Compensation Committee and the Chairman of the Nominating Committee each receive $5,000 and the Lead Director receives additional annual compensation of $2,000.  Other fees payable include a fee of $1,000 for each meeting of the Board with accompanying Committee meetings attended and a fee of $1,000 for each Committee meeting in which the full Board does not meet or $750 if attendance is by conference call.  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.  Non-employee directors will annually receive restricted shares valued at $17,500 as of the date of grant under the 2000 Stock Plan.  The restrictions on the shares lapse on January 2nd of the year following the year in which the grant was made.  No director who is our officer or employee receives compensation for services rendered as a director.  During 2011, the Board met four times.

On March 4, 1999, the Board approved the Outside Directors Stock Option Plan.  The plan reserves for issuance 25,000 shares of our common stock (subject to adjustment for stock splits, stock dividends and certain other changes to the common stock).  No grants have been made under this plan since fiscal 2004 and it is currently the intention of the Board not to grant stock options under this plan in the future.  As of January 28, 2012, our non-employee directors held shares issuable upon the exercise of presently exercisable options granted under the Outside Directors Stock Option Plan as follows: Mr. Bindley held 3,000 options, Mr. Schoor held 3,000 options and Mr. Kleeberger held 1,000 options.

The Board adopted, and the shareholders approved on June 14, 2005, amendments to the 2000 Stock Plan to allow non-employee directors to participate.  Each non-employee director was awarded 631 shares of restricted stock under the 2000 Stock Plan on June 16, 2011, with a grant date fair value of $17,523 based on the closing market price of our common stock on that day.  The restrictions on these shares lapsed on January 2, 2012.  At January 28, 2012, no additional shares of restricted stock were held by any of the non-employee directors.

The compensation paid during the fiscal year ended January 28, 2012 to Mark L. Lemond is included in the Summary Compensation Table.

On January 15, 1993, we entered into a noncompetition agreement with J. Wayne Weaver.  As long as Mr. Weaver is our executive officer or director, he may not engage directly or indirectly through any other company or entity in the retail shoe business without the prior approval of our Audit Committee.  The Audit Committee has approved Mr. Weaver's association with LC Footwear, LLC and PL Footwear, Inc.  Effective February 1, 1993, Mr. Weaver became our employee at an annual salary of $300,000 and is reimbursed for all travel expenses related to performing his duties as Chairman of the Board.  Although Mr. Weaver will continue to be involved in other business activities and will not devote his full time to the Company, he will devote such time to the Company, as he deems necessary or appropriate to perform his duties as Chairman of the Board.

PROPOSAL NO. 3
APPROVAL OF THE PROPOSED AMENDMENT TO THE
SHOE CARNIVAL, INC. 2000 STOCK OPTION AND INCENTIVE PLAN

On May 1, 2000, our Board of Directors adopted the 2000 Stock Option and Incentive Plan (the “2000 Stock Plan”) and our Board of Directors and shareholders approved the 2000 Stock Plan, effective June 8, 2000. On March 10, 2004, the Board of Directors adopted, and on June 11, 2004, the shareholders approved, an amendment to the 2000 Stock Plan that increased the number of shares of our common stock subject to issuance under the 2000 Stock Plan from 1,000,000 to 1,500,000.

On March 25, 2005, the Board of Directors adopted, and on June 14, 2005, the shareholders approved, an amendment to the 2000 Stock Plan that (1) included our directors as individuals eligible to receive awards under the 2000 Stock Plan; (2) provided that the exercise price of all options granted under the 2000 Stock Plan may not be less than the fair market value of our common stock on the date that the option is granted; and (3) deleted the provision permitting loans to participants in the 2000 Stock Plan.

On March 18, 2008, the Board of Directors adopted, and on June 12, 2008, the shareholders approved, an amendment to the 2000 Stock Plan that (1) increased the number of shares of our common stock subject to issuance under the 2000 Stock Plan from 1,500,000 to 2,000,000, and (2) extended the term of the 2000 Stock Plan until the later of ten years from the date of adoption of the plan by our shareholders or the approval of any amendment of the plan by our shareholders.

On October 8, 2008, the Board adopted and approved an amendment to the 2000 Stock Plan to modify the change in control provisions and to provide that upon a change in control, any shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, will become fully vested in the participants.  On December 9, 2010, the 2000 Stock Plan was further amended by the Board to modify the definition of a change in control.

On March 23, 2012, our Board of Directors authorized the Stock Split.  Pursuant to the provisions of the 2000 Stock Plan, in connection with, and to give effect to, the Stock Split, the Compensation Committee adjusted the following:

(1)	The total number of shares of our common stock reserved and available for issuance under the 2000 Stock Plan from 2,000,000 to 3,000,000;
(2)	The total number of shares which may be granted to a participant in any calendar year under all forms of awards under the 2000 Stock Plan from 300,000 to 450,000;
(3)	The number of shares of common stock subject to each outstanding option to purchase such common stock and the exercise price for each such option; and
(4)	The number of shares of common stock subject to each outstanding award of unvested restricted stock and the performance targets applicable to such unvested restricted stock.

On March 23, 2012 and April 18, 2012, the Board of Directors adopted amendments (collectively, the “Amendment”) to the 2000 Stock Plan and directed that the Amendment be submitted to our shareholders for consideration and approval at our 2012 annual meeting.  The Amendment proposes the following:

(1)	Increase the number of shares of our common stock reserved and available for issuance under the 2000 Stock Plan by 900,000 shares, which number of shares takes into consideration the Stock Split;
(2)
Modify the definition of a change in control such that a change of control would occur upon the consummation of a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of the assets of the Company, rather than upon the approval by our shareholders of an agreement providing for such a transaction; and

(3)	Revise the provision governing the payment of dividends on shares of restricted stock as described below under “Restricted Stock.”

The following is a summary of the principal features of the 2000 Stock Plan and is qualified in its entirety by reference to the complete text of the 2000 Stock Plan, as proposed to be amended, as set forth as Appendix A to this proxy statement. Shareholders are urged to read the actual text of the 2000 Stock Plan as proposed to be amended. Capitalized terms used but not defined herein have the meanings assigned to them in the 2000 Stock Plan.

Purpose

The purpose of the 2000 Stock Plan is to promote the long-term interests of both the Company and shareholders by providing a means for attracting and retaining officers, key employees and directors. We believe that employees and directors who own shares of our common stock will have a closer identification with the Company and greater motivation to work for our success by reason of their ability as shareholders to participate in our growth and earnings.

Eligible Persons

Currently, recipients of awards under the 2000 Stock Plan must be, or have been at the time of grant, officers, key employees (as determined by the Compensation Committee) or non-employee directors. We presently have approximately 40 officers, employees who fall within the category of key employees and non-employee directors who have or may be considered for awards under the 2000 Stock Plan.

Shares Subject to the 2000 Stock Plan

The 2000 Stock Plan permits the granting of awards of stock options and restricted stock. The total number of shares with respect to which awards may be made under the 2000 Stock Plan is 3,000,000 (after giving effect to the Stock Split). Under the proposed amendment, 3,900,000 shares would be available for issuance under the 2000 Stock Plan (after giving effect to the Stock Split). The number of shares subject to the 2000 Stock Plan is subject to anti-dilution adjustments.

The number of shares covered by an award under the 2000 Stock Plan reduces the number of shares available for future awards under the 2000 Stock Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further awards under the 2000 Stock Plan. Similarly, if any stock option granted under the 2000 Stock Plan terminates or is surrendered for cancellation without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 2000 Stock Plan.

The total number of shares that may be granted to any individual during any calendar year under all forms of awards may not exceed 450,000 shares (after giving effect to the Stock Split).

As of April 18, 2012, options to purchase 113,398 shares were outstanding, 331,248 shares of restricted stock remained unvested and 128,057 shares were available for future issuance under the 2000 Stock Plan, each on a pre-Stock Split basis.

The closing sale price of our common stock on April 18, 2012, as quoted on The NASDAQ Stock Market LLC and reported in The Wall Street Journal, was $29.20 per share.

Administration of the Plan

The 2000 Stock Plan is administered by the Compensation Committee (the “Committee”). Subject to the terms of the 2000 Stock Plan, the Committee has the sole authority and discretion to determine those officers, key employees and non-employee directors who are to be granted awards under the 2000 Stock Plan and the nature and terms of the awards to be granted, including the number of shares covered by such awards.

Grant of Stock Options

With respect to the grant of stock options under the 2000 Stock Plan that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the exercise price will be at least 100% (or 110% in the case of any holder of more than 10% of our voting power) of the fair market value of our common stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The exercise price of options that do not qualify as incentive stock options (“nonqualified stock options”) may not be less than 100% of the fair market value of our common stock on the date of the grant of the stock option.  The exercise price of, and the number of shares subject to, an option will be adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

Exercise of Stock Options

No incentive stock option granted under the 2000 Stock Plan may be exercised more than ten years (or, in the case of any holder of more than 10% of our voting power, five years) or such shorter period as the Committee may determine from the date it is granted. Nonqualified stock options may be exercised during such period as the Committee determines at the time of grant.

If a grantee's employment with us or one of our subsidiaries is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Committee) repay to us the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee under the 2000 Stock Plan.

Stock options granted under the 2000 Stock Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant.

Payment for Shares

The Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of common stock valued at its then fair market value, through a cashless exercise, or by such other means (including a combination of stock and cash) as it deems appropriate.

Restricted Stock

Awards under the 2000 Stock Plan may be made in the form of restricted stock, in which case the participant would be granted shares of our common stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by us, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 2000 Stock Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by us prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed. The Committee has the discretion to determine whether an award of restricted stock will vest upon the lapse of certain time period(s) or upon the achievement of specified performance targets during a performance period. Performance targets may be based on one or more of the following business criteria: annual return to shareholders; total net sales; net earnings; net earnings before nonrecurring expenses; return on equity; return on assets; diluted earnings per share; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and EBITDA before nonrecurring expenses. In the case of grants of restricted stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, no shares of restricted stock will become vested, except in limited circumstances, unless the performance targets shall have been satisfied and the Committee has certified, by resolution or other appropriate action in writing, that the performance targets previously established by the Committee have been satisfied.

The 2000 Stock Plan currently permits the deferral of the payment of dividends declared or paid on shares of restricted stock until the earlier to occur of (1) the lapsing of the restrictions imposed on the shares of restricted stock, or (2) the forfeiture of such shares of restricted stock.  The Amendment proposes to change this provision such that (A) participants holding shares of unvested restricted stock that are subject only to service-based vesting conditions will receive all regular cash dividends paid during the restricted period with respect to such shares while they are so held, and (B) except as otherwise determined by the Committee, all other dividends or distributions paid with respect to shares of unvested restricted stock during the restricted period will be subject to the same terms, conditions and restrictions as the shares of restricted stock to which such dividends or distributions relate.

Plan Benefits

The grant of awards under the 2000 Stock Plan is entirely within the discretion of the Committee.  It is currently not possible for us to determine the benefits or amounts that will be awarded in the future under the 2000 Stock Plan.  During fiscal 2011, no stock options were granted to our Executives, our non-employee directors or any other employees.  During fiscal 2011, our Executives were awarded the indicated number of shares of restricted stock under the 2000 Stock Plan as follows:  Mr. Lemond – 20,000 shares; Mr. Baker – 12,000 shares; Mr. Sifford – 15,000 shares; Mr. Jackson – 14,000 shares; and Ms. Yearwood – 5,000 shares, or a total of 66,000 shares to all current executive officers as a group.  Also during fiscal 2011, 73,500 shares of restricted stock were awarded to all other employees (excluding our Executives) as a group and 1,893 shares of restricted stock were awarded to our non-employee directors as a group.

Miscellaneous Provisions

The Committee may accelerate the period of exercise or vesting of any award made under the 2000 Stock Plan, either absolutely or contingently, for such reasons as the Committee may deem appropriate, except to the extent inconsistent with qualification under Section 162(m) of the Internal Revenue Code, when such qualification is intended.

In general, upon a change in control of the Company, any restricted period with respect to shares of restricted stock shall lapse and all shares of restricted stock, including restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, will become fully vested in the participants. In addition, in the event of a tender offer or exchange offer for our common stock or upon the occurrence of certain other events, all options granted under the 2000 Stock Plan shall become exercisable in full, unless otherwise provided by the Committee.

Amendment and Termination of the Plan

Our Board of Directors may at any time terminate or amend the 2000 Stock Plan. No amendments to the 2000 Stock Plan will require shareholder approval unless such approval is required to comply with Section 422 of the Internal Revenue Code, the requirements of NASDAQ or any other applicable law or regulation. Unless previously terminated by the Board of Directors, no further awards may be made under the 2000 Stock Plan after the later of ten years from the date of its adoption by our shareholders or the approval of any amendment of the plan by our shareholders.

Federal Income Tax Consequences

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2000 Stock Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

Except as described below, an incentive stock option results in no taxable income to the optionee and no deduction to us at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), however, then the optionee will recognize ordinary income in the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as ordinary income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options

A nonqualified stock option results in no taxable income to the optionee and no deduction to us at the time it is granted. An optionee exercising such an option will, at that time, recognize ordinary income, which is treated as compensation subject to all applicable employment taxes, in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified stock option is exercised by tendering previously owned shares of our common stock in payment of the option price, then, instead of the treatment described immediately above, the following generally will apply:

•	the optionee will be considered to have received, in a tax-free exchange, a number of new shares equal to the number of previously owned shares tendered by the optionee in payment of the option price;

•	the optionee's basis and holding period for those new shares will be equal to the basis and holding period of the previously owned shares;

•
the optionee will have compensation income, which is subject to all applicable employment taxes, equal to the fair market value on the date of exercise of the excess shares (that is, the number of new shares received in total upon the exercise of the nonqualified option, less the number of previously owned shares that were tendered);

•	the optionee's basis in those excess shares will be equal to the amount of that compensation income;

•
subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to that compensation income; and

•	the holding period of those excess shares will begin on the date of exercise.

Any gain (or loss) upon subsequent disposition of the new shares or the excess shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Restricted Stock

A participant generally will not have taxable income upon the grant of restricted stock. Instead, the participant will recognize ordinary income, which is treated as compensation, at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid by the participant for the restricted stock. A participant instead may elect to be taxed at the time of grant of the restricted stock, in which event the participant will recognize ordinary income which is taxed as compensation but will not be subject to tax when the shares vest. In each of these cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes income. If a participant elects to be taxed on the value of the restricted stock when received and the restricted stock is subsequently forfeited, the participant will be entitled to deduct only the amount, if any, that he paid for the forfeited stock, less the amount, if any, received in connection with such forfeiture. A participant’s basis in restricted stock will be equal to the price paid plus the amount of income recognized by the participant at the time the shares vested or, in the event the participant makes an election to be taxed as of the grant date, the amount of income recognized by the participant when the shares were granted.  Amounts treated as compensation will be subject to all applicable employment taxes.

Section 409A

Section 409A of the Internal Revenue Code provides certain requirements for deferred compensation arrangements. If the requirements of Section 409A are not complied with, the recipient of an award could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested plus interest at the underpayment rate plus one percentage point on any underpayment of that tax. The 2000 Stock Plan has been designed so that awards of options and restricted stock will not be “deferred compensation” for Section 409A purposes and will thereby be exempt from Section 409A’s requirements.

Section 162(m)

Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next four most highly compensated executive officers (other than the chief financial officer). Under Section 162(m) of the Internal Revenue Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The 2000 Stock Plan has been designed, however, to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code, thereby permitting us to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000.

The Board of Directors recommends a vote FOR adoption of the proposed amendment to the 2000
Stock Plan.

PROPOSAL NO. 4
RATIFICATION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2012 is recommended by the Audit Committee and will be submitted to a vote at the meeting in order to permit our shareholders to express their approval or disapproval.  In the event of a negative vote, a selection of another independent registered public accounting firm will be made by the Audit Committee.  A representative of Deloitte is expected to be present at the meeting, will be given an opportunity to make a statement if desired and will respond to appropriate questions.  Notwithstanding approval by our shareholders, the Audit Committee reserves the right to replace the independent registered public accounting firm at any time.

The Board and the Audit Committee recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

AUDIT COMMITTEE MATTERS

Principal Accountant Fees And Services

The following represents fees for professional audit services rendered by Deloitte for the audit of our financial statements for fiscal 2011 and 2010 and fees billed for other services rendered by Deloitte.

	Fiscal Year
Fee Category	2011	2010
Audit fees (1)	$454,170	$427,500
Audit-related fees (2)	$13,400	$15,550
Tax-related fees (3)	$36,110	$-
All other fees (4)	$44,340	$50,554

(1)
Audit fees consist of fees relating to the audit of our annual financial statements and the reviews of the financial statements filed on Form 10-Q, and fees for professional services rendered for the audit of the effectiveness of our internal control over financial reporting.

(2)	Audit-related fees consist of fees related to employee benefit plan audits.

(3)
Tax-related fees consist of services provided to facilitate filing and settlement under various voluntary state tax amnesty programs in addition to consulting on the collection of sales taxes on e-commerce sales.

(4)	All other fees represent expenses related to consultation provided by Deloitte on various items.

Audit Committee Pre-Approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services, the Audit Committee is informed of each service and the pre-approval is generally subject to a specific budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In addition, the Chairman of the Audit Committee may act to pre-approve services in interim periods and request ratification by the full Audit Committee at the next regularly scheduled committee meeting.

For fiscal 2011, all non-audit services included above were pre-approved.  The aggregate amount of all such non-audit services constituted approximately 14.7% of the total amount of fees paid by us to Deloitte.

Report of the Audit Committee

Management of the Company is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States.  The Company's independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing the audit of the Company's consolidated financial statements and expressing an opinion on those statements, as well as auditing the effectiveness of the Company's internal control over financial reporting.  The Audit Committee is responsible for oversight of all aspects of the Company's financial reporting, internal control over financial reporting and audit processes.

In fulfillment of its responsibilities, the Audit Committee on a regular basis discusses with both management and Deloitte the adequacy and effectiveness of the Company's internal control over financial reporting.  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and Deloitte.  In addition, the Audit Committee has discussed with Deloitte all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  This discussion involved certain information relating to Deloitte’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and included such other matters as are required to be discussed with the Audit Committee under standards established by the PCAOB.

The Audit Committee also has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and the Company’s management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.

Based on the Audit Committee's review and discussions referenced in this report, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as filed with the Securities and Exchange Commission.

Audit Committee
Kent A. Kleeberger (Chair)
William E. Bindley
Gerald W. Schoor

TRANSACTIONS WITH RELATED PERSONS

Conflicts of Interest and Related Person Transaction Policies

Under our Ethics Code, our directors, officers and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest unless such business dealings have been disclosed to, and approved by, the Audit Committee (in the case of directors or executive officers), the Chief Financial Officer (in the case of officers) or the employee’s department head (in the case of other employees).

Further, under our Audit Committee’s charter, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder, or any of their immediate family members, has a direct or indirect material interest.  The Audit Committee may not approve a related person transaction unless it is in, or not inconsistent with, our best interests and, where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated party.

Each of the related person transactions that occurred during fiscal 2011, as described below, were reviewed and approved by the Audit Committee in accordance with these policies.

Current Transactions

Mr. J. Wayne Weaver, along with his spouse, own approximately 24.5% of the outstanding shares of our common stock as of March 19, 2012.  Mr. Weaver along with Bradley W. Weaver, his son, are members of LC Footwear, LLC with Mr. J. Wayne Weaver serving as the managing member.  Both men were shareholders of PL Footwear, Inc., which during December 2007 became a wholly owned subsidiary of LC Footwear, LLC.

We have historically made purchases of women's footwear from LC Footwear, LLC in the ordinary course of business; however, during fiscal 2011, no purchases were made.  Our management believes that purchases from LC Footwear, LLC historically have been and will continue to be on terms that are not less favorable to us than could be obtained from unrelated third parties for comparable merchandise.

PL Footwear, Inc., along with others, serves as an import agent for us.  Import agents represent us on a commission basis in dealings with shoe factories primarily in mainland China where most of our private label shoes are manufactured.  As agents for us, PL Footwear, Inc. and others visit shoe manufacturers, collect shoe samples, submit these samples to us and advise us of market conditions and availability of merchandise.  They also help select materials, assist in detailing and quality control and coordinate the production and delivery schedule of a portion of our private label merchandise.  Commissions paid to PL Footwear, Inc. were approximately $561,000 in fiscal 2011.  The Audit Committee believes that the arrangements with PL Footwear, Inc. were on terms that were no less favorable to us than could be obtained from unrelated third parties.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 19, 2012, certain information with respect to beneficial ownership of our common stock by each person (or group of affiliated persons) who is known by management to own beneficially more than 5% of our common stock, by each Executive, by each non-employee director and director nominee and by all current directors and executive officers as a group.  Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Note	Number of Shares Beneficially Owned (1)	Percent of Class
J. Wayne Weaver and Delores B. Weaver	(2)	3,333,230	24.5%
Mark L. Lemond	(3)	583,266	4.3%
Timothy T. Baker	(4)	76,336	*
W. Kerry Jackson	(5)	36,334	*
Clifton E. Sifford	(6)	83,106	*
Kathy A. Yearwood	(7)	26,693	*
James A. Aschleman	(8)	0	*
William E. Bindley	(9)	11,036	*
Kent A. Kleeberger	(10	7,036	*
Gerald W. Schoor	(11)	13,036	*
Joseph W. Wood		0	*
All current executive officers and directors as a group	(12)	4,170,073	30.5%
(10 persons)
Royce & Associates, LLC**	(13)	1,659,594	12.4%
745 Fifth Avenue
New York, NY 10151
FMR LLC**	(14)	1,259,925	9.4%
82 Devonshire Street
Boston, MA 02109
Dimensional Fund Advisors LP**	(15)	1,034,426	7.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

* Less than 1%
**	Information is based solely on reports filed by such shareholder under Section 13(d) or Section 13(g) of the Exchange Act.
(1)	Includes shares subject to options that are presently exercisable (i.e., within 60 days after March 19, 2012).

(2)	J. Wayne and Delores B. Weaver are husband and wife. Their address is 7500 East Columbia Street, Evansville, Indiana 47715. Mr. and Mrs. Weaver each individually own 1,666,615 shares.

(3)
Includes 86,682 shares issuable upon the exercise of presently exercisable options, 54,167 shares of restricted stock as to which Mr. Lemond has voting but not dispositive power and 11,500 shares directly owned by Mr. Lemond's spouse.

(4)	Includes 34,334 shares of restricted stock as to which Mr. Baker has voting but not dispositive power.

(5)	Represents shares of restricted stock as to which Mr. Jackson has voting but not dispositive power.

(6)	Includes 37,334 shares of restricted stock as to which Mr. Sifford has voting but not dispositive power.

(7)	Includes 2,500 shares issuable upon the exercise of presently exercisable options and 11,501 shares of restricted stock as to which Ms. Yearwood has voting but not dispositive power.

(8)	Mr. Aschleman was appointed to the Board on March 19, 2012 and held no shares of our common stock at that date.

(9)	Includes 2,000 shares issuable upon the exercise of presently exercisable options granted under our Outside Directors Stock Option Plan.

(10)	Includes 1,000 shares issuable upon the exercise of presently exercisable options granted under our Outside Directors Stock Option Plan.

(11)
Includes 3,000 shares held as co-trustee for the benefit of Mr. Schoor's spouse and 3,000 shares issuable upon the exercise of presently exercisable options granted under our Outside Directors Stock Option Plan.

(12)	Includes 95,182 shares issuable upon the exercise of presently exercisable options and 173,670 shares of restricted stock as to which the individuals have voting but not dispositive power.

(13)	Royce & Associates, LLC is a registered investment advisor and has sole voting and dispositive power with respect to 1,659,594 shares.

(14)
FMR LLC is a parent holding company and shares voting and/or dispositive power in varying amounts over the shares reported as beneficially owned with the following subsidiaries, individuals and other entities: Fidelity Management & Research Company (investment advisor) and Edward C. Johnson III (Chairman of the Board of FMR LLC).

(15)
Dimensional Fund Advisors LP is a registered investment advisor and has sole voting power with respect to 1,006,935 shares and sole dispositive power with respect to 1,034,426 shares.  All of the indicated shares are owned by advisory clients of the shareholder, and the shareholder disclaims beneficial ownership of such shares.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2013 annual meeting of common shareholders is January 7, 2013.

In order to be considered at the 2013 annual meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in our by-laws.  Our by-laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting.  Specifically, the by-laws provide that for a shareholder to nominate a person for election to our Board, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to our Secretary.  The by-laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to our Secretary.  In order to be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the meeting.  In the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made.  The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II and Article III of our by-laws, a copy of which is available upon request.  Such request and any shareholder proposals should be sent to our Secretary at our principal executive offices.

SHAREHOLDER COMMUNICATIONS

Our Board has implemented a process whereby shareholders may send communications to the Board's attention.  Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Shoe Carnival, Inc., Board, c/o Lead Director, 7500 East Columbia Street, Evansville, Indiana 47715.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the Compensation Committee Report and the Report of the Audit Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORTS

Our Annual Report to Shareholders for fiscal 2011 accompanies this proxy statement.  The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the annual meeting.  Additional copies of our Annual Report on Form 10-K for fiscal 2011 as filed with the Securities and Exchange Commission, including financial statements but excluding exhibits, may be obtained without charge upon written request to David A. Kapp, Secretary, Shoe Carnival, Inc., 7500 East Columbia Street, Evansville, Indiana 47715.

Appendix A

SHOE CARNIVAL, INC.
2000 STOCK OPTION AND INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED)

           1.Plan Purpose.  The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining Directors and officers and key employees of the Company and its Affiliates.

           2.Definitions.  The following definitions are applicable to the Plan:

"Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

"Annual Return To Shareholders" -- means the Company's return to shareholders as represented by share price appreciation plus dividends paid on one share of stock during any Year during a Restricted Period.

"Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

"Board" -- means the Board of Directors of the Company.

"Business Criteria" -- means any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items, in each case during any Year during a Restricted Period.

"Change in Control" -- means each of the events specified in the following clauses (i) through (iii):  (i) any third person,  including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 35% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) upon the consummation of a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company.

"Code" -- means the Internal Revenue Code of 1986, as amended.

"Committee" -- means the Committee referred to in Section 3 hereof.

"Company" -- means Shoe Carnival, Inc., an Indiana corporation.

"Continuous Service" -- means the absence of any interruption or termination of service as a Director or an employee of the Company or an Affiliate.  Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

"Director"  -- means any person who serves as a member of the Board.

"EBITDA" for any Year -- means the consolidated earnings before interest, taxes, depreciation and amortization of the Company as reflected in the Company's audited consolidated financial statements for the Year.

"EBITDA before Nonrecurring Items" for any Year -- means EBITDA of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

"Employee" -- means any person, including an officer or Director, who is employed by the Company or any Affiliate.

"EPS" for any Year -- means diluted earnings per share of the Company, as reported in the Company's audited consolidated financial statements for the Year.

"Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

"Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

"Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

"Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

"Net Earnings" for any Year -- means the consolidated net earnings of the Company, as reported in the Company's audited consolidated financial statements for the Year.

"Net Earnings before Nonrecurring Items" for any Year -- means the Net Earnings of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

"Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

"Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" -- means any Director or any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

"Performance Target(s)" -- means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set forth in writing by the Committee for each Employee for the Restricted Period in respect of any one or more of the Business Criteria.

"Plan" -- means this 2000 Stock Option and Incentive Plan of the Company.

"Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

"Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

"Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

"Return on Assets" for any Year -- means Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year.

"Return on Equity" for any Year -- means the Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the shareholders equity of the Company at the beginning of each Year.

"Securities Act" -- means the Securities Act of 1933, as amended.

"Shares" -- means the Common Stock, $.01 par value, of the Company.

"Total Net Sales" for any Year -- means the Company's total net sales as reported in the Company's consolidated audited financial statements for the Year.

"Year" -- means any one or more fiscal years of the Company commencing on or after January 30, 2000 that represent(s) the applicable Restricted Period.

3.       Administration.  The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m).  The members of the Committee shall be appointed by the Board.  Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4.       Participants.  The Committee may select from time to time Participants in the Plan from those Directors and officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.       Shares Subject to Plan.  Subject to adjustment by the operation of Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 3,900,000 Shares.  The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 450,000 Shares.  The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares.  With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

6.       General Terms and Conditions of Options.  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof.  In particular, the Committee shall prescribe the following terms and conditions:  (i) the Exercise Price (which shall not be less than the Market Value per Share on the date the Option is granted), (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

7.       Exercise of Options.

  (a)      Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

  (b)       To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which such Participant elects to exercise such Option together with full payment of the Exercise Price.  The date of exercise shall be the date on which such notice is received by the Company.  Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion, including permitting a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any tax withholding resulting from such exercise.

  (c)       If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to such Participant shall terminate immediately upon such Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant under the Plan.  If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option.  If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within 90 days immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

  (d)      In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option.  At the time of the death of the Participant, all Options theretofore granted to the Participant and not fully exercisable shall terminate.   Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised.  Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

  (e)      Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

8.       Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who are Employees.  Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000.  The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable.  Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.  Notwithstanding any other provisions of this Plan, if for any reason any Option granted under this Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under this Plan.

9.       Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9.  Notwithstanding any other provisions of this Plan, the Committee shall have full and complete discretion, at the time of the grant of an award of Restricted Stock, to determine whether or not the grant of Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

  (a)  At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest.  The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period.  Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares.  Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

  (b)      Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company.  If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited.  The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

  (c)      Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., and an Agreement entered into between the registered owner and Shoe Carnival, Inc.  Copies of such Plan and Agreement are on file in the office of the Secretary of Shoe Carnival, Inc.

  (d)      At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and to such other matters as the Committee shall in its sole discretion determine.

  (e)      Participants holding Shares of unvested Restricted Stock that are subject only to service-based vesting conditions shall receive all regular cash dividends paid during the Restricted Period with respect to such Shares while they are so held.  Except as otherwise determined by the Committee, all other dividends or distributions paid with respect to Shares of unvested Restricted Stock during the Restricted Period shall be subject to the same terms, conditions and restrictions as the Shares of Restricted Stock to which such dividends or distributions relate.

  (f)       At the expiration of the restrictions imposed by paragraph (a) of this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 9 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 9.  Notwithstanding any other provision of this Section 9 and Section 11 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the Performance Targets with respect to such Restricted Stock shall have been satisfied and unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Targets previously established by the Committee have been satisfied.  If the vesting of Shares of Restricted Stock is accelerated after the applicable Performance Targets have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

  (g)      Notwithstanding any other provision of this Section 9 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of Performance Targets.  The specific goal or goals under the Performance Targets that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code.  The Business Criteria for Performance Targets under this Section 9 shall be any one or any combination of Annual Return to Shareholders, Total Net Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items.  In granting Restricted Stock that is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

10.Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

11.Effect of Reorganization.  Awards will be affected by a Reorganization as follows:

(a)      If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)       If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

12.  Effect of Change of Control.  Upon a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded as Restricted Stock, including Restricted Stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, shall become fully vested in the Participant to whom such Shares were awarded.  If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

13.    Assignments and Transfers.  Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

14.     Employee Rights Under the Plan.  No Director, officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no Director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

15.     Delivery and Registration of Stock.  The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation.  The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

16.     Withholding Tax.  Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

17.    Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or Nasdaq system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

18.    Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and certain of the Awards granted hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation.  Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.  Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provision of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

19.     Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company.  Unless sooner terminated under Section 17 hereof, no further Awards may be made under the Plan after the later of ten years from the date of (a) adoption of the Plan by the shareholders of the Company, or (b) the approval of any amendment of the Plan by the shareholders of the Company.

Adopted by the Board of Directors of Shoe Carnival, Inc. as of May 1, 2000 and by the shareholders of Shoe Carnival, Inc. as of June 8, 2000

Amended by the Board of Directors of Shoe Carnival, Inc. as of March 10, 2004 and by the shareholders of Shoe Carnival, Inc. as of June 11, 2004

Amended by the Board of Directors of Shoe Carnival, Inc. as of March 25, 2005 and by the shareholders of Shoe Carnival, Inc. as of June 14, 2005

Amended by the Board of Directors of Shoe Carnival, Inc. as of March 18, 2008 and by the shareholders of Shoe Carnival, Inc. as of June 12, 2008

Amended by the Board of Directors of Shoe Carnival, Inc. as of October 8, 2008

Amended by the Board of Directors of Shoe Carnival, Inc. as of December 9, 2010

Amended by the Board of Directors of Shoe Carnival, Inc. as of March 23, 2012 and April 18, 2012 and by the shareholders of Shoe Carnival, Inc. as of June __, 2012

Proxy - Shoe Carnival, Inc.

Proxy Solicited on Behalf of The Board
For The Annual Meeting of Common Shareholders to be held on June 14, 2012

The undersigned appoints Mark L. Lemond and J. Wayne Weaver, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Shoe Carnival, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held at the corporate headquarters for Shoe Carnival, Inc. located at 7500 East Columbia Street, Evansville, Indiana on Thursday, June 14, 2012, at 9:00 a.m., C.D.T., or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  Unless otherwise marked, this proxy will be voted FOR the election as Director of the nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Shoe Carnival, Inc.
Annual Meeting Proxy Card

A.	Proposals – The Board recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1.   Election of Directors:
	For	Withhold
01 – Kent A. Kleeberger	☐	☐
02 – Joseph W. Wood	☐	☐

		For	Against	Abstain
2.	Proposal to approve, in an advisory (non-binding) vote, the compensation paid to the Company’s named executive officers.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to approve the amendment to the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan.	☐	☐	☐

		For	Against	Abstain
4.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2012.	☐	☐	☐

B.	Non-Voting Items

Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.